Exhibit 10.16

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION COPY

RESEARCH COLLABORATION, OPTION

AND EXCLUSIVE LICENSE AGREEMENT

by and between

MERCK SHARP & DOHME CORP.

and

AMBRX, INC.

RESEARCH COLLABORATION, OPTION

AND EXCLUSIVE LICENSE AGREEMENT

THIS RESEARCH COLLABORATION, OPTION AND EXCLUSIVE LICENSE AGREEMENT (this “Agreement”), effective as of June 13, 2012 (the “Effective Date”), by and between MERCK SHARP & DOHME CORP., a corporation organized and existing under the laws of New Jersey, (“Merck”) and AMBRX, INC., a corporation organized and existing under the laws of the State of Delaware (“Ambrx”).

RECITALS:

WHEREAS, Ambrx has developed Ambrx Know-How (as hereinafter defined) and has rights to Ambrx Patent Rights (as hereinafter defined);

WHEREAS, Merck and Ambrx desire to enter into a research collaboration to identify and optimize polypeptide drug conjugates which are developed against one or more of the Selected Targets (as hereinafter defined), using, among other things Ambrx’s ReCODE™ Technology (as hereinafter defined) and/or EuCODE™ Technology (as hereinafter defined), upon the terms and conditions set forth herein;

WHEREAS, Merck desires to obtain a license under the Ambrx Patent Rights and Ambrx Know-How upon the terms and conditions set forth herein, and Ambrx desires to grant such a license, in order to conduct the research collaboration activities;

WHEREAS, Merck desires to have certain options, exercisable at Merck’s sole discretion, to obtain an exclusive license under the Ambrx Patent Rights and Ambrx Know-How to further develop and commercialize the polypeptide drug conjugates, including against one or more of the Selected Targets, resulting from the research collaboration for use in the Field (as hereinafter defined) in the Territory (as hereinafter defined), and Ambrx desires to grant Merck such options, upon the terms and conditions set forth herein; and

WHEREAS, upon exercise by Merck of its option(s), Merck shall have the right to exercise the exclusive licenses under the Ambrx Patent Rights and Ambrx Know-How to research, develop, make, have made, use, sell, offer for sale, export and import Compounds (as hereinafter defined) and Products (as hereinafter defined) for use in the Field in the Territory, and Ambrx desires to grant such licenses, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms shall have the respective meanings set forth below:

1.1	“Act” shall mean, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., and/or the Public Health Service Act, 42 U.S.C. §§ 262 et seq., as such may be amended from time to time.

1.2	“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses the power to direct or cause the direction of the management, business and policies of such Person, whether through the ownership of fifty percent (50%) or more of the voting securities of such Person, by contract or otherwise.

1.3	“Agreement” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.4	“Ambrx” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.5	“Ambrx Background Know-How” shall mean all information and materials, including discoveries, improvements, processes, methods, protocols, formulas, compositions of matter, data, inventions, know-how (including any Linker Technology) and/or trade secrets, patentable or otherwise, which (i) are Controlled by Ambrx or any of its Affiliates as of the Effective Date or during the Research Program Term, (ii) are not generally known and (iii) are necessary or reasonably useful either (a) in connection with the performance of activities under the Research Program and/or (b) in connection with the research, development, manufacture, marketing, use or sale of Compound(s) or Product(s) in the Territory. [***] For clarity, the use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate of Ambrx after the Effective Date due to a Change of Control involving Ambrx and such Third Party; provided that (i) such Affiliate does not engage in Research Program activities under this Agreement and (ii) for clarity, in all cases, all information and materials included within the “Ambrx Background Know-How” prior to the time that such Change of Control occurs shall continue to be included in “Ambrx Background Know-How” following such Change of Control.

1.6	“Ambrx Collaboration Information and Inventions” shall mean all Collaboration Information and Inventions, patentable or otherwise, that are conceived, discovered, developed, invented, reduced to practice and/or otherwise made under the Research Program solely by employees of Ambrx (or any of its Affiliates) or other persons (not employed by Merck (or any of its Affiliates)) acting on behalf of Ambrx (or any of its Affiliates).

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1.7	“Ambrx Know How” shall mean, the Ambrx Background Know-How, the Ambrx Collaboration Information and Inventions and Ambrx’s rights in Joint Collaboration Information and Inventions.

1.8	“Ambrx Patent Rights” shall mean any and all Patent Rights in the Territory which are Controlled by Ambrx or any of its Affiliates as of the Effective Date or during the Term and which (i) claim or cover any Compound and/or Product or the research, development, manufacture, marketing, use or sale thereof;(ii) claim or cover Ambrx Know-How (including any Ambrx Collaboration Information and Inventions or Ambrx’s rights in Joint Collaboration Information and Inventions); or (iii) claim or cover ReCODE™ Modification or EuCODE™ Modification. [***]

1.9	“Ambrx Third Party License Agreements” shall mean the Scripps License.

1.10	“Applicable Laws” shall mean the applicable laws of any jurisdiction which are applicable to any of the Parties or their respective Affiliates in carrying out activities hereunder or to which any of the Parties or their respective Affiliates in carrying out the activities hereunder is subject, and shall include all statutes, enactments, acts of legislature, laws, ordinances, rules, regulations, notifications, guidelines, policies, directions, directives and orders of any statutory authority, tribunal, board, or court or any central or state government or local authority or other governmental entity in such jurisdictions, including the Act.

1.11	“Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.12	“Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.13	“Cancer” shall mean a disease in humans primarily characterized by uncontrolled growth or spread of abnormal and anaplastic cells, metastases, neoplasm, malignant tumors and/or invasion by abnormal and anaplastic cells into tissues. [***].

1.14	“Change of Control” shall mean [***]

1.15	“Clinical Trial” shall mean a Phase I Clinical Trial, Phase II Clinical Trial, or Phase III Clinical Trial, as applicable.

1.16	“Collaboration Information and Inventions” shall mean any protocol, formula, data, know-how, information, trade secret, process, method, composition of matter [***], compound [***], material, article of manufacture, discovery, invention or finding, patentable or otherwise, that is first conceived, discovered, developed, invented, reduced to practice and/or otherwise made (as would be necessary to establish inventorship under United States patent law (regardless of where the applicable activities occurred)) in performance of the Research Program. For clarity, “Collaboration Information and Inventions” shall exclude Patent Rights.

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1.17	“Combination Product” shall mean a Product which includes one or more active ingredients other than a Compound in combination with a Compound. All references to Product in this Agreement shall be deemed to include Combination Product.

1.18	“Commercially Reasonable Efforts” shall mean[***].

1.19	“Committee” shall mean the joint research committee established to facilitate the Research Program, as more fully described in Section 2.4.1.

1.20	“Compound” shall mean any and all (a) polypeptide drug conjugates Discovered in performance of a Research Program with Primary Activity directed against the applicable Selected Target and (b) any subsequent modifications or derivatives of such polypeptide drug conjugate under subsection (a) that still maintain Primary Activity directed against the applicable Selected Target, whether modified or derived during or after the Research Program. [***].

1.21	“Confidential Information” shall mean any and all proprietary and/or confidential information and data, including all scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.

1.22	“Control”, “Controls” or “Controlled by” shall mean with respect to any Patent Rights, know-how or other intellectual property assets or other items or rights, as applicable, the possession of (whether by ownership or license or other right, other than pursuant to a license under this Agreement), or the ability of a Party to grant access to, or a license or sublicense of, such item or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense.

1.23	“Discover” shall mean, [***]

1.24	“EuCODE™ Modification” shall mean the design, creation, modification and/or generation of compounds against a Target through the incorporation, substitution or addition of one or more non-naturally encoded amino acids (i.e., amino acids other than the 20 naturally-encoded amino acids), including non-naturally encoded amino acids providing one or more points of site-specific attachment for a drug, into the amino acid sequence of the polypeptide comprising such compounds against a Target using EuCODE™ Technology.

1.25	“EuCODE™ Technology” shall mean Ambrx Patent Rights and Ambrx Know-How (i) necessary for performing EuCODE™ Modification and/or (ii) directed to or

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necessary for expressing, or chemically modifying, Compounds resulting from EuCODE™ Modification.

1.26	“Field” shall mean the use of Compound and Product [***].

1.27	“Filing” of an NDA (or IND, as applicable) shall mean the acceptance by a Regulatory Authority of an NDA (or IND, as applicable) for filing; provided that such Regulatory Authority has not issued a refusal to file letter or a letter identifying deficiencies for which the Regulatory Authority will suspend its review following submission of the filing.

1.28	“First Commercial Sale” shall mean, with respect to a given Product in a given country in the Territory[***].

1.29	“Full Time Equivalent” or “FTE” shall mean the equivalent of a full-time scientist’s work time over a Calendar Year consisting of a total of one thousand seven hundred and sixty (1760) hours per Calendar Year of work devoted to, and directly related to, conducting activities under the Research Program in accordance with this Agreement. Any individual who devotes less than one thousand seven hundred and sixty (1760) hours per Calendar Year to conducting activities under the Research Program shall be treated as an FTE on a pro-rata basis taking into account the actual number of hours worked on conducting activities under the Research Program divided by one thousand seven hundred and sixty (1760) hours. No individual may be charged at greater than one (1) FTE in a given Calendar Year.

1.30	“FTE Rate” shall mean [***].

1.31	“GLP” or “Good Laboratory Practice” shall mean the applicable then-current standards for laboratory activities for pharmaceuticals or biologicals, as set forth in the Act, as amended from time to time, together with any similar standards of good laboratory practice as are required by any Regulatory Authority in the Territory.

1.32	“Improvement to Ambrx Background Technology” shall mean any Collaboration Information and Invention which is an improvement, modification, alteration or enhancement of any Ambrx Background Know-How (including any Improvement to Ambrx Linker Technology Solely Developed by Ambrx). Notwithstanding the foregoing, “Improvement to Ambrx Background Technology” shall exclude any Collaboration Information and Invention that is (i) an Improvement to Ambrx Linker Technology (other than an Improvement to Ambrx Linker Technology Solely Developed by Ambrx), [***] and/or (iii) a Selected Target, Compound or Product (or specifically related to, or applicable to, a Selected Target, Compound or Product).

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1.33	“Improvement to Ambrx Linker Technology” shall mean any Collaboration Information and Invention which is an improvement, modification, alteration or enhancement of any Linker Technology within the Ambrx Background Know-How.

1.34	“Improvement to Ambrx Linker Technology Solely Developed by Ambrx” shall mean any Improvement to Ambrx Linker Technology that is conceived, discovered, developed, invented, reduced to practice and/or otherwise made under the Research Program solely by employees of Ambrx (or any of its Affiliates) or other persons (not employed by Merck (or any of its Affiliates)) acting on behalf of Ambrx (or any of its Affiliates).

1.35	“Improvement to Merck Background Technology” shall mean any [***]

1.36	“Improvement to Merck Linker Technology” shall mean any [***]

1.37	“IND” shall mean an Investigational New Drug application, Clinical Study Application, Clinical Trial Exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to the applicable Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.38	“IND-Enabling Pharmacology and Toxicology Study” shall mean a genotoxicity, acute toxicology, safety pharmacology and sub-chronic toxicology study, in species that satisfy applicable regulatory requirements, using applicable GLP, that meets the standard necessary for submission as part of an IND filing with the applicable Regulatory Authority[***].

1.39	“Initiates” or “Initiation” shall mean, with respect to a Clinical Trial, the administration of the first dose to a patient in such Clinical Trial.

1.40	“Joint Collaboration Information and Inventions” shall mean all Collaboration Information and Inventions, patentable or otherwise, that are conceived, discovered, developed, invented, reduced to practice and/or otherwise made under the Research Program jointly by employee(s) of Merck and/or its Affiliate and/or a Third Party acting on behalf of Merck or its Affiliate, on the one hand, and employee(s) of Ambrx and/or its Affiliate and/or a Third Party acting on behalf of Ambrx or its Affiliate, on the other hand.

1.41	“Joint Patent Rights” shall mean all Patent Rights to the extent claiming patentable Joint Collaboration Information and Inventions.

1.42	“Linker Technology” shall mean [***].

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1.43	“Major Markets” shall mean the following countries: the United States, Japan, the United Kingdom, France, Germany, Italy and Spain.

1.44	“Major Market in the EU” shall mean any one of the following countries: the United Kingdom, France, Germany, Italy or Spain.

1.45	“Marketing Authorization” shall mean all approvals from the relevant Regulatory Authority necessary to market and sell a Product in a given country in the Territory (including all applicable pricing and governmental reimbursement approvals legally required to sell Product in such country).

1.46	“Merck” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.47	“Merck Background Know-How” shall mean [***].

1.48	“Merck Collaboration Information and Inventions” shall mean all Collaboration Information and Inventions, patentable or otherwise, that are conceived, discovered, developed, invented, reduced to practice and/or otherwise made under the Research Program solely by employees of Merck (or any of its Affiliates) or other persons (not employed by Ambrx (or any of its Affiliates)) acting on behalf of Merck (or any of its Affiliates).

1.49	“Merck Know-How” shall mean the Merck Background Know-How, the Merck Collaboration Information and Inventions and Merck’s rights in Joint Collaboration Information and Inventions.

1.50	“Merck Patent Rights” shall mean any and all Patent Rights in the Territory which are Controlled by Merck or any of its Affiliates and which claim or cover Merck Know-How (including Merck Collaboration Information and Inventions and Merck’s rights in Joint Collaboration Information and Inventions).

1.51	“Merck Proprietary Molecule” shall mean [***].

1.52	“Merck Reversion Technology” shall mean [***].

1.53	“NDA” shall mean a New Drug Application, Biologics License Application, Worldwide Marketing Application, Marketing Authorization Application, filing pursuant to Section 510(k) of the Act, or similar application or submission for Marketing Authorization of a Product filed with a Regulatory Authority to obtain marketing approval for a biological, pharmaceutical or diagnostic product in a given country or group of countries.

1.54	“Net Sales” shall mean the [***]

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(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

(f)	[***]

(g)	[***]

[***]

[***]

1.55	“Option(s)” shall have the meaning set forth in Section 3.6.1(c) of this Agreement.

1.56	“Option Exercise Date” shall mean the date that Merck exercises a given Option (if any) as set forth in Section 3.6.1.

1.57	“Party” shall mean Merck or Ambrx, individually, and “Parties” shall mean Merck and Ambrx, collectively.

1.58	“Patent Rights” shall mean (i) patents and patent applications in the Territory (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) and (ii) any and all divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates and the like of any such patents and patent applications, and any and all foreign equivalents of the foregoing in the Territory.

1.59	“Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

1.60	“Phase I Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(a), as may be amended, or the foreign equivalent thereof.

1.61	“Phase II Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(b), as may be amended, or the foreign equivalent thereof.

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1.62	“Phase III Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(c), as may be amended, or the foreign equivalent thereof.

1.63	“Preclinical Proof of Concept” shall mean that a given Compound has successfully met the criteria, as reasonably determined by Merck, set forth in the applicable Research Plan as the proof of concept criteria.

1.64	“Primary Activity” shall mean [***].

1.65	“Product” shall mean any pharmaceutical or biological preparation in final form containing a Compound for any and all uses in the Field, including any Combination Product. For clarity, different formulations or dosage strengths of a given Product shall be considered the same Product for purposes of this Agreement.

1.66	“Program Linker Technology” shall mean any Linker Technology that is a Collaboration Information and Invention.

1.67	“ReCODE™ Modification” shall mean the design, creation, modification and/or generation of compounds against a Target through the incorporation, substitution or addition of one or more non-naturally encoded amino acids (i.e., amino acids other than the 20 naturally-encoded amino acids), including non-naturally encoded amino acids providing one or more points of site-specific attachment for a drug, into the amino acid sequence of the polypeptide comprising such compounds against a Target using ReCODE™ Technology.

1.68	“ReCODE™ Technology” shall mean Ambrx Patent Rights and Ambrx Know-How (i) necessary for performing ReCODE™ Modification and/or (ii) directed to or necessary for expressing, or chemically modifying, Compounds resulting from ReCODE™ Modification.

1.69	“Regulatory Authority” shall mean any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of a Product in the Territory, including, in the United States, the United States Food and Drug Administration and any successor governmental authority having substantially the same function.

1.70	“Related Party” shall mean each of Merck, its Affiliates, and their respective sublicensees (which term does not include distributors), as applicable.

1.71	“Research [***]” shall mean [***].

1.72	“Research [***]” shall mean [***].

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1.73	“Research [***]” shall mean [***].

1.74	“Research [***]” shall mean [***].

1.75	“Research [***]” shall mean [***].

1.76	“Research [***]” shall mean [***].

1.77	“Research [***]” shall mean [***].

1.78	“Research [***]” shall mean [***].

1.79	“Research [***]” shall mean [***].

1.80	“Research [***]” shall mean [***].

1.81	“Research [***]” shall mean [***].

1.82	“Research [***]” shall mean [***].

1.83	“Reversion Combination Product” shall mean a Reversion Product which includes one or more active ingredients other than a Reversion Compound in combination with a Reversion Compound.

1.84	“Reversion Compound” shall mean [***]

1.85	“Reversion Product” shall mean any pharmaceutical or biological preparation in final form containing a Reversion Compound for any and all uses in the Field, including any Reversion Combination Product. For clarity, once a given Product becomes a Reversion Product, it shall no longer be considered a “Product” for purposes of this Agreement.

1.86	“Royalty Products” shall mean [***], as applicable.

1.87	“Scripps License” shall mean that certain License Agreement by and between The Scripps Research Institute (“Scripps”) and Ambrx, dated as of August 26, 2003, as amended by Amendment No. 1, dated December 19, 2005, and as the same may be amended from time to time in accordance with this Agreement.

1.88	“Selected Target” shall mean [***]

1.89	“Target” shall mean [***]

1.90	“Target [***]” shall mean [***].

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1.91	“Target [***]” shall mean [***].

1.92	“Target [***]” shall mean [***].

1.93	“Target [***]” shall mean [***].

1.94	“Target [***]” shall mean [***].

1.95	“Target [***]” shall mean [***].

1.96	“Territory” shall mean all of the countries in the world, and their territories and possessions.

1.97	“Third Party” shall mean an entity other than Merck and its Affiliates, and Ambrx and its Affiliates.

1.98	[***].

1.99	[***].

1.100	“Valid Patent Claim” shall mean [***].

1.101	“Violation” shall mean that a Party or any of its officers or directors or any other personnel (or other permitted agents of such Party performing activities hereunder) has been: (1) convicted of any of the felonies identified among the exclusion authorities listed on the U.S. Department of Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. 1320a-7(a) (http://oig.hhs.gov/exclusions/authorities.asp); (2) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (http://exclusions.oig.hhs.gov/) or the U.S. General Services Administration’s list of Parties Excluded from Federal Programs (http://www.epls.gov); or (3) listed by any US Federal agency as being suspended, debarred, excluded or otherwise ineligible to participate in Federal procurement or non-procurement programs, including under 21 U.S.C. 335a (http://www.fda.gov/ora/compliance_ref/debar/) (each of (1), (2) and (3) collectively the “Exclusions Lists”).

1.102	Additional Definitions. The following terms have the meanings set forth in the corresponding Sections of this Agreement:

Term	Section

“AAA”	10.6.1
“Additional Third Party Licenses”	5.5.7
“Ambrx Compound Patent Rights”	7.2.1

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“Ambrx Indemnified Parties”	9.1
“Code”	8.4(g)
“Development/Commercialization Milestones”	5.4.2
[***]	5.4.2
[***]	5.4.2
[***]	5.4.2
[***]	5.4.2
[***]	5.4.2
“Eliminated FTE”	5.2.3
“Excluded Claim”	10.6.6
“Excluded Targets”	2.1.1
“Exclusions Lists”	1.101
“Human Materials”	2.2.2
“Indemnified Party”	9.3
“Indemnifying Party”	9.3
“License Payments”	5.9
“Materials”	2.9
“Merck Indemnified Parties”	9.2
“Officials”	2.12.2
[***]	[***]
[***]	[***]
[***]	[***]
“Option Outside Date”	3.6.1(c)
“Payment”	2.12.2
“Project Leader”	2.4.3
“Providers”	2.2.2
“Research Milestones”	5.4.1
[***]	[***]
[***]	[***]
[***]	[***]
“Royalty Period”	5.5.4
“Safety/Efficacy Termination”	8.2
“Sensitive Information”	10.2
“Taxes”	5.9
“Target Identification Date”	2.1.1
“Target Identification Notice”	2.1.1
“Term”	8.1

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“Third Party Research Costs”	5.2.1
“[***] Sublicense”	3.2

ARTICLE 2

RESEARCH PROGRAM

2.1	General; Research Plans and Selected Targets

2.1.1	Identification of Selected Targets. The Parties hereby agree and acknowledge that Target 1 has been identified by the Parties and is more particularly described on Schedule 1.90. Within [***] after the Effective Date, Merck shall identify a [***]), which Targets may be chosen by Merck in its sole discretion; provided, however, that such Targets are not otherwise identified on Schedule 2.1.1 (the “Excluded Targets”); [***] Merck shall notify Ambrx thereof in writing (each such notice, a “Target Identification Notice”, and the date of delivery of such notice with respect to a given Target, the “Target Identification Date”, as applicable).

2.1.2	Creation of Initial Research Plans. The Parties hereby acknowledge and agree that the initial Research Plan 1 for the activities under Research Program 1 is attached hereto as Schedule 1.72. [***].

2.1.3	Research Program in General. Ambrx and Merck shall engage in the [***] upon the terms and conditions set forth in this Agreement and as directed by the Committee. The activities to be undertaken in the course of the Research Program shall be set forth in [***], any or all of which Research Plans may be amended from time to time by the Committee as set forth herein. Each Research Plan shall provide that, subject to Section 2.4.1, Ambrx shall solely be responsible for (a) making the research quantities of recombinant polypeptides incorporating non-active amino acids under the applicable Research Program for use in such Research Program and (b) EuCODE™ Modification activities and ReCODE™ Modification activities involving the use or application of EuCODE™ Technology or ReCODE™ Technology under the Research Plan (subject to Section 2.5.2) for the applicable Research Program, in each case, through the earlier of (i) the applicable Option Outside Date for such Research Program or (ii) the exercise of the applicable Option by Merck for such Research Program.

2.2	Conduct of Research

2.2.1	Activities and Efforts. Ambrx and Merck each shall use Commercially Reasonable Efforts to accomplish the objectives of the Research Program,

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including to perform all activities to be performed by such Party as set forth in the applicable Research Plan, and in connection therewith, each Party shall maintain and utilize sufficient equipment, laboratories, offices and other facilities, and use personnel with sufficient skills and experience, in each case, as are required to accomplish the Research Program in accordance with the terms of this Agreement and the Research Plans, as applicable.

2.2.2	Compliance. Ambrx and Merck each shall conduct the Research Program in compliance with all Applicable Laws. In addition, if animals are used in research under a Research Program hereunder, the Parties will comply with the Animal Welfare Act or any other applicable local, state, national and international laws and regulations relating to the care and use of laboratory animals, and are encouraged to use the highest standards, such as those set forth in the Guide for the Care and Use of Laboratory Animals (NRC, 1996), for the humane handling, care and treatment of such research animals. Any animals which are used in the course of a Research Program, or products derived from those animals, such as eggs or milk, will not be used for food purposes, nor will these animals be used for commercial breeding purposes. In addition, if any human cell lines, tissue, human clinical isolates or similar human-derived materials (“Human Materials”) have been or are to be collected and/or used in a Research Program, each Party represents and warrants (i) that it has complied, or shall comply, with all Applicable Laws relating to the collection and/or use of the Human Materials and (ii) that it has obtained, or shall obtain, all necessary approvals and appropriate informed consents, in writing, for the collection and/or use of such Human Materials, and such Party shall provide documentation of such approvals and consents to the other upon request. Each Party further represents and warrants that such Human Materials may be used as contemplated in this Agreement without any obligations to the individuals or entities (“Providers”) who contributed the Human Materials, including any obligations of compensation to such Providers or any other Third Party for the intellectual property associated with, or commercial use of, the Human Materials for any purpose. Each Party shall notify the other Party in writing of any deviations from applicable regulatory or legal requirements. Each Party hereby certifies that it has not employed or otherwise used in any capacity, and will not employ or otherwise use in any capacity, the services of any person debarred under United States law, including but not limited to Section 21 USC 335a, or foreign equivalent thereof, in performing any portion of the Research Program. Each Party shall notify the other Party in writing immediately if any such debarment occurs or comes to its attention, and shall, with respect to any person or entity so debarred promptly remove such person or entity from performing any Research Program activities, function or capacity related to the Research Program.

2.2.3

Subcontractors. Merck shall be entitled to utilize the services of its Affiliates and Third Parties to perform its Research Program activities. Ambrx shall be entitled to utilize the services of its Affiliates to perform its Research Program activities; Ambrx shall be entitled to utilize the services of Third Parties to perform its

Research Program activities only upon Merck’s prior written consent, not to be unreasonably withheld, or as specifically set forth in the applicable Research Plan. Notwithstanding any such consent, each Party shall remain at all times fully liable for its respective responsibilities under the Research Program. In all cases, the rights granted to any subcontractor shall be subject and subordinate to the applicable terms and conditions of this Agreement. The applicable Party engaging a subcontractor shall oversee the performance by its subcontractors of the subcontracted activities in a manner that would be reasonably expected to result in their timely and successful completion of such activities, and such Party shall remain responsible and primarily and fully liable for the performance of such activities in accordance with this Agreement. Each Party hereby expressly waives any requirement that the other Party exhaust any right, power or remedy, or proceed against such subcontractor for any obligation or performance hereunder, prior to proceeding directly against the Party engaging such subcontractor. The Party engaging a subcontractor shall ensure compliance with the applicable terms of this Agreement by any such subcontractor with respect to the applicable activities to be performed by such subcontractor hereunder, including with respect to provisions on confidentiality and intellectual property ownership and compliance with legal requirements. Without limiting the foregoing, to the extent that a Party utilizes Third Party contractors to perform Research Program activities, such Party shall ensure that such Third Party contractors are obligated to assign rights to any Collaboration Information and Inventions made by such Third Party contractors so that such rights can be conveyed in accordance with the terms and conditions of this Agreement, including Section 2.7.

2.3	Use of Research Funding

Ambrx shall apply the research funding it receives from Merck under this Agreement to carry out its Research Program activities in accordance with the applicable Research Plan and the terms and conditions of this Agreement.

2.4	Joint Research Committee

The Parties hereby establish a committee to facilitate the Research Program as follows:

2.4.1

Composition of the Joint Research Committee. The Research Program shall be conducted under the direction of a joint research committee (the “Committee”) comprised of three (3) representatives of Merck and three (3) representatives of Ambrx. Each Party shall provide the other with a list of its initial members of the Committee no later than thirty (30) days after the Effective Date, and each Party may change its representatives to the Committee from time to time, in its sole discretion, effective upon notice to the other Party of such change. These representatives shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the Research Program. Additional representatives or consultants may from time to time, by mutual consent of the

Parties, be invited to attend Committee meetings, subject to such representative’s or consultant’s written agreement to comply with the requirements of Section 4.1. The Committee shall be chaired by a representative of Merck, who shall prepare written draft minutes of all Committee meetings within twenty (20) days following such meetings, and shall circulate such minutes to the Committee members. Merck shall issue final minutes within twenty (20) days following receipt of Ambrx’s written comments. Decisions of the Committee shall be made unanimously by the representatives, with each Party having a single vote. In the event that the Committee cannot or does not, after good faith efforts, reach agreement on an issue, the issue will be communicated [***] who shall endeavor to facilitate a resolution of such issue. If the Parties have not resolved such issue within ten (10) business days following the communication of the issue to them, then the resolution and/or course of conduct shall be determined by Merck, in its sole discretion (and such matter shall not be subject to dispute resolution pursuant to Section 10.6); [***] or (iii) resolve any dispute regarding payments hereunder. In making such final decision, the [***] shall consider any comments from Ambrx and such decision shall be consistent with the general goals of the applicable Research Program. Each Party shall bear its own expenses related to the attendance of such meetings by its representatives.

2.4.2

Meetings and Responsibilities. The Committee shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than once per Calendar Quarter, with the location for such meetings alternating between Ambrx and Merck facilities (or such other location as may be determined by the Committee). Alternatively, the Committee may meet by means of teleconference, videoconference or other similar communications equipment. The Committee shall be responsible for directing the Research Program and making decisions and determinations in connection therewith, including (i) to create and approve [***], (ii) to amend any of the Research Plans (including with respect to any extension periods as set forth in Section 5.3), (iii) to review and coordinate the Parties’ activities under the Research Program, (iv) to confer regarding the status of the Research Program and the progress under the Research Program, (v) to review relevant data under the Research Program, (vi) to consider and advise on any technical issues that arise under the Research Program, (vii) to consider issues of priority of activities under the Research Program, (viii) to discuss intellectual property strategy and other intellectual property matters under the Research Program, and to discuss matters related to Merck Background Know-How, Merck Patent Rights, Ambrx Background Know-How and Ambrx Patent Rights, which a Party proposed to make available or has made available for use in connection with performance of activities under the Research Program, and to discuss other relevant Third Party intellectual property rights, and (ix) to review and advise on any budgetary and economic matters relating to the Research Program (including to allocate resources across the projects and to

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determine the number of FTEs needed to conduct the Research Program activities).

2.4.3	Project Leaders. Merck and Ambrx each shall appoint a person (a “Project Leader”) from the Committee to coordinate its part of the Research Program. The Project Leaders shall be the primary contact between the Parties with respect to the Research Program. Each Party shall notify the other within thirty (30) days of the Effective Date of the appointment of its Project Leader and shall notify the other Party as soon as practicable upon changing this appointment.

2.4.4	Limitations on Authority of the Committee. The Committee will have solely the roles and responsibilities assigned to it in this Article 2. The Committee will have no authority to amend, modify or waive compliance with this Agreement (provided that for clarity, the Committee shall have the right to amend or modify the Research Plans as set forth in this Section 2.4). In addition, the Committee will have no authority to amend, modify or limit Merck’s final decision-making authority with respect to the development and commercialization of Compound and Product as set forth in this Agreement.

2.4.5	Disbandment of Committee. Upon completion (or earlier termination) of a given Research Program, the Committee shall have no further authority with respect to the Compounds (or Reversion Compounds, as applicable) Discovered under such Research Program, and all further research and development thereof hereunder shall be in accordance with Section 3.8. Upon completion (or earlier termination) of all Research Programs, the Committee shall be disbanded and shall have no further authority with respect to the activities hereunder, and all further research and development of Compounds (or Reversion Compounds, as applicable) hereunder shall be in accordance with Section 3.8.

2.5	Exchange of Information

2.5.1	Ambrx Background Know-How. Within a reasonable time period following execution of this Agreement (but in all cases within thirty (30) days after the Effective Date), and promptly on an ongoing basis during the Research Program Term, Ambrx shall disclose to Merck in English (and deliver in writing or in an electronic format) Ambrx Background Know-How related to the effects of the non-native amino acid format on process, protein folding, stability, pharmacokinetics and safety not previously disclosed in writing to Merck.

2.5.2

Technology Transfer of EuCODE™ Technology or ReCODE™ Technology during Research Program Term. For clarity, Ambrx shall be solely responsible for all EuCODE™ Modification activities and ReCODE™ Modification activities involving the use or application of EuCODE™ Technology or ReCODE™ Technology under the applicable Research Plan during the applicable Research Program Term. Notwithstanding the foregoing (and without limiting any other rights or remedies of Merck hereunder), if Ambrx is unable to perform such activity(ies) to a material degree and such inability continues for sixty (60) days following receipt of written notice from Merck, Ambrx shall transfer to Merck the EuCODE™ Technology and ReCODE™ Technology (and any other relevant Ambrx Background Technology) reasonably necessary for Merck to perform such activity(ies) and Ambrx shall reasonably assist Merck in performing such activity(ies).

2.6	Records and Reports

2.6.1	Records. Ambrx shall maintain complete and accurate records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Research Program by Ambrx, as well as the number of FTEs utilized by Ambrx for the performance of the Research Program. Merck shall maintain complete and accurate records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Research Program by Merck. Upon request during the Term, the other Party shall provide copies of the records described in Section 2.6.1 above (provided, however, that Ambrx shall only have the right to receive copies of such records with respect to Reversion Compounds or other Collaboration Information and Inventions over which Ambrx has prosecution control as set forth in Article 7).

2.6.2	Copies and Inspection of Records. During the Term, Merck shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such records of Ambrx referred to in Section 2.6.1 in order to verify the number of FTEs utilized by Ambrx in the performance of the Research Program. Merck shall have the right to arrange for its employees and/or consultants involved in the activities contemplated hereunder to visit the offices and laboratories of Ambrx (and any of its Affiliates) and any of its Third Party contractors as permitted under Section 2.2 during normal business hours and upon reasonable notice, and to discuss the Research Program work and its results in detail with the technical personnel and consultants of Ambrx.

2.6.3	Quarterly Reports. Within thirty (30) days following the end of each Calendar Quarter during the Research Program Term, each Party shall provide to other Party a written progress report in English which shall describe the work performed during such Calendar Quarter on the Research Program, evaluate the work performed in relation to the goals of the Research Program for such Calendar Quarter and provide such other information as may be required by the Research Program or reasonably requested by such other Party relating to the progress of the goals or performance of the Research Program.

2.6.4

Data Integrity. Each Party acknowledges the importance of ensuring that the Research Program is undertaken in accordance with the following good data management practices: (i) data is being generated using sound scientific techniques and processes; (ii) data is being accurately and reasonably contemporaneously recorded in accordance with good scientific practices by Persons conducting research hereunder; (iii) data is being analyzed appropriately without bias in accordance with good scientific practices; and (iv) all data and results are being stored securely and can be easily retrieved. Each Party agrees that it shall carry out the Research Program so as to collect and record any data generated therefrom in a manner consistent with the foregoing requirements.

2.7	Research Collaboration Information and Inventions

2.7.1	Ownership. Inventorship of Collaboration Information and Inventions shall be determined in accordance with United States patent laws (regardless of where the applicable activities occurred). Notwithstanding the foregoing, all right, title and interest in and to any and all Collaboration Information and Inventions shall be determined in accordance with the following terms and conditions, such that the entire right, title and interest in:

(a)	[***];

(b)	[***]; and

(c)	[***].

2.7.2	Disclosure. Ambrx shall promptly disclose to Merck in writing the development, making, conception or reduction to practice of Ambrx Collaboration Information and Inventions (including any Compounds within such Ambrx Collaboration Information and Inventions) and/or Merck Collaboration Information and Inventions. Merck shall promptly disclose to Ambrx in writing the development, making, conception or reduction to practice of Ambrx Collaboration Information and Inventions. Each Party shall promptly disclose to the other all Joint Collaboration Information and Inventions (including any Compounds within such Joint Collaboration Information and Inventions).

2.7.3

Assignment of Interests to Effectuate Ownership. With respect to any Collaboration Information and Invention, each of Ambrx and Merck shall, and hereby do, on behalf of themselves and each of their respective Affiliates, employees and contractors hereunder, assign to one another ownership of rights, title and interest in and to such Collaboration Information and Inventions to effect the ownership of such Collaboration Information and Inventions as set forth in Section 2.7.1, subject to any licenses expressly granted under this Agreement. In furtherance of the foregoing, each Party shall, upon request by the other, promptly undertake and perform (and/or cause its Affiliates and its and their respect employees and/or agents to promptly undertake and perform) such further actions as are reasonably necessary for Ambrx and Merck, as between the Parties, to each perfect its title in any such Collaboration Information and Inventions as set forth

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in Section 2.7.1, as applicable, including by causing the execution of any assignments or other legal documentation, and/or providing the other Party or its patent counsel with reasonable access to any employees or agents who may be inventors of such Collaboration Information and Inventions.

2.7.4	Joint Collaboration Information and Inventions. [***]

2.8	Research Program Term

2.8.1	Term. Except as otherwise provided herein, the term of each Research Program shall commence [***]

(a)	[***]

(b)	[***]

(c)	[***]

provided, however, that the Research Program Term for a given Research Program (on a Research Program-by-Research Program basis) may be extended as set forth in Section 5.3. For clarity, to the extent a given Research Program is not otherwise terminated or discontinued pursuant to this Agreement, such Research Program shall continue in accordance with the applicable Research Plan following the time that Merck exercises its Option with respect to such Research Program pursuant to Section 3.6.1.

2.8.2	Early Discontinuance of Research Program. Notwithstanding the provisions of Section 2.8.1, Merck shall have the right, in its discretion, to discontinue a given Research Program at any time (on a Research Program-by-Research Program basis) prior to the scheduled end of the applicable Research Program Term by providing no less than ninety (90) days prior written notice of such discontinuance to Ambrx (which notice shall identify the Research Program being discontinued and that the applicable Research Program is being discontinued pursuant to this Section 2.8.2). Upon delivery of such Research Program discontinuance notice by Merck to Ambrx (in accordance with Section 10.4), the Research Program Term for the applicable Research Program shall automatically end on the date set forth in the discontinuance notice (but in any event no sooner than ninety (90) days following the delivery of such discontinuance notice). For clarity, early discontinuance of a given Research Program under this Section 2.8.2 shall not be considered a termination of this Agreement with respect to such Research Program pursuant to Section 8.2.

2.8.3	Discontinuance of Research Program Activities. Upon expiration or early discontinuance of the Research Program Term for a given Research Program, all

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further Research Program activities under such Research Program shall terminate (including all funding obligations of Merck with respect to such Research Program), but the other rights and obligations under this Agreement shall not otherwise be affected and shall remain in full force and effect (including (i) any rights and obligations under any under any other Research Program, (ii) the rights of Merck to further research and develop the Compounds and Products in accordance with this Agreement and (iii) the rights of Merck and Ambrx to further research and develop Reversion Compounds and Reversion Products in accordance with this Agreement). Immediately upon the expiration or early discontinuance of a given Research Program, (a) each Party shall disclose to the other Party those Collaboration Information and Inventions as set forth in Section 2.7.2, and (b) Ambrx shall reimburse Merck for any overpayments made by Merck under such Research Program, and/or Merck shall make any payments required under such Research Program (but solely to the extent such amounts were incurred and/or constitute an irrevocable obligation to pay prior to the expiration or termination of such Research Program and are required to be paid by Merck in accordance with this Agreement), as the case may be. In addition, immediately following the applicable Option Outside Date, (x) with respect to any Research Program for which Merck did not exercise its Option as set forth in Section 3.6, each Party shall return or cause to be returned to other Party all Confidential Information and all substances or compositions of the other Party delivered or provided by such other Party, as well as any other material (including Materials) provided by such other Party in any medium under such Research Program (provided, however, that each Party may retain any such Confidential Information, substances or compositions, as applicable, as are reasonably necessary for such Party’s continued practice under any licenses which survive the termination of the applicable Research Program Term and each Party may keep one copy of the Confidential Information of the other Party in its confidential files for record purposes), and (y) with respect to any Research Program for which Merck did exercise its Option as set forth in Section 3.6, at Merck’s written request, Ambrx shall return or cause to be returned to Merck all Confidential Information and all substances or compositions of Merck delivered or provided by Merck, as well as any other material (including Materials) provided by Merck in any medium under such Research Program (provided, however, that Ambrx may retain one copy of the Confidential Information of Merck in its confidential files for record purposes).

2.9	Materials

Each Party shall provide the other with sufficient quantities of its research materials to conduct the activities under the Research Program as set forth in the applicable Research Plan or as otherwise determined by the Committee (“Materials”, provided that for clarity, Compounds shall not be considered “Materials”), which Materials shall be used solely for the purpose of enabling the Parties to perform their respective activities under the Research Program in accordance with the terms of this Agreement. The Materials are not to be used in humans, nor shall any of the Materials, or any derivatives, analogs, modifications or components thereof, be transferred, delivered or disclosed to any Third Party (other than to permitted subcontractors hereunder in accordance with Section 2.2.3) without the prior written approval of the delivering Party. Any unused Materials and any derivatives, analogs, modifications or components thereof shall be, at the delivering Party’s option, either returned or destroyed in accordance with instructions given by the delivering Party. All such destruction shall be in accordance with Applicable Laws. THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

2.10	Research Program Costs

Except as otherwise set forth in Section 5.2, each Party shall bear its own costs in connection with performing Research Program activities.

2.11	Exclusive Efforts

2.11.1	Ambrx. During the Term, Ambrx (and its Affiliates) shall work exclusively (even as to Ambrx itself and its Affiliates) with Merck (including, with respect to granting any rights under any Ambrx Know-How or Ambrx Patent Rights) in efforts to discover, research, develop, identify and/or optimize polypeptide drug conjugates for each of the Selected Targets for use in the Field. [***]. Ambrx may work, itself, with an Affiliate or with a Third Party, in efforts to discover, research, develop, identify and/or optimize polypeptide drug conjugates [***] for use in the Field. [***]. For clarity, the foregoing provisions of this Section 2.11.1 shall not prohibit or otherwise limit Ambrx from (a) discovering, researching, developing, identifying, optimizing, commercializing or otherwise exploiting any compounds or products other than polypeptide drug conjugates for a Selected Target, or (b) discovering, researching, developing, identifying, optimizing, commercializing or otherwise exploiting any compounds or products, including polypeptide drug conjugates other than Compounds and/or Products, for any target(s) other than a Selected Target. [***].

[***]. Notwithstanding the foregoing, in the event that this Agreement expires or is terminated with respect to all Products for a particular Selected Target (or is terminated with respect to the Research Program for a particular Selected Target) in accordance with Article 8, then the foregoing provisions of this paragraph of Section 2.11.1 shall not apply with respect to such Selected Target.

For clarity, the foregoing provisions of this Section 2.11.1 shall not prohibit a Third Party which becomes an Affiliate of Ambrx after the Effective Date due to a Change of Control involving Ambrx and such Third Party from discovering, researching, developing, identifying or optimizing any polypeptide drug conjugate that was owned or otherwise controlled by such Third Party as of the time of such Change of Control; provided that (y) such Affiliate does not engage in Research Program activities under this Agreement and (z) no Ambrx Know-How or Ambrx Patent Rights licensed to Merck hereunder are utilized in connection with such polypeptide drug conjugates.

2.11.2

Merck. During the Research Program Term for a given Research Program, Merck (and its Affiliates) shall work exclusively (even as to Merck itself and its Affiliates) with Ambrx in efforts to discover, research, develop, identify and/or optimize polypeptide drug conjugates for the Selected Target under such Research Program for use in the Field. Notwithstanding the foregoing, (i) in the event that Merck does not exercise its Option with respect to a given Research Program in accordance with Section 3.6.1, then the foregoing provisions of this Section 2.11.2 shall not apply with respect to the Selected Target under such Research Program, (ii) in the event that this Agreement expires or is terminated with respect to all Products for a particular Selected Target (or is terminated with respect to the Research Program for a particular Selected Target) in accordance with Article 8, then the foregoing provisions of this Section 2.11.2 shall not apply with respect to such Selected Target and (iii) the foregoing provisions of this Section 2.11.2 shall

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not apply with respect to any compounds or products (or programs for the discovery, research, development, identification and/or optimization of compounds or products), including polypeptide drug conjugates, the rights to which are obtained after the Effective Date by Merck or any of its Affiliates from a Third Party whether through merger or acquisition or otherwise, including acquisition of substantially all of the assets of such Third Party, but not by in-license of a particular polypeptide drug conjugate. For clarity, the foregoing provisions of this Section 2.11.2 shall not prohibit or otherwise limit Merck or any of its Affiliates (itself or with a Third Party) from (a) exercising its rights and licenses, or carrying out activities, hereunder or (b) discovering, researching, developing, identifying, optimizing, commercializing or otherwise exploiting any compounds or products, other than polypeptide drug conjugates for a Selected Target or (c) discovering, researching, developing, identifying, optimizing, commercializing or otherwise exploiting any compounds or products, including polypeptide drug conjugates, for any target(s) other than a Selected Target. For further clarity, the foregoing provisions of this Section 2.11.2 shall not apply with respect to (a) Reversion Compounds and Reversion Products; or (b) the individual components of a given Product or Compound (e.g., a targeting polypeptide, linker or payload), other than as part of a polypeptide drug conjugate for the Selected Target.

For clarity, the foregoing provisions of this Section 2.11.2 shall not prohibit a Third Party which becomes an Affiliate of Merck after the Effective Date due to a Change of Control involving Merck (or any of its Affiliates) and such Third Party from discovering, researching, developing, identifying or optimizing any polypeptide drug conjugate that was owned or otherwise controlled by such Third Party as of the time of such Change of Control.

2.12	Compliance with Law and Ethical Business Practices

2.12.1	Ambrx acknowledges that Merck’s corporate policy requires that Merck’s business must be conducted within the letter and spirit of the law. By signing this Agreement, Ambrx agrees to conduct the services contemplated herein in a manner which is consistent with both law and good business ethics.

2.12.2

Neither Party shall make any payment, either directly or indirectly, of money or other assets, including but not limited to the compensation such Party derives from this Agreement (hereinafter collectively referred as a “Payment”), to government or political party officials, officials of international public organizations, candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing (hereinafter collectively referred as “Officials”) where such Payment would constitute violation of any

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law. In addition regardless of legality, neither Party shall make any Payment either directly or indirectly to Officials if such Payment is for the purpose of influencing decisions or actions with respect to the subject matter of this Agreement or any other aspect of such Party’s or the other Party’s business.

2.12.3	Each Party acknowledges that no employee of the other Party or its Affiliates shall have authority to give any direction, either written or oral, relating to the making of any commitment by such Party or its agents to any Third Party in violation of terms of this Section 2.12.

2.12.4	Each Party certifies to the other Party that as of the date of this Agreement that such Party has screened itself, and its officers and directors against the Exclusions Lists and that it has informed the other Party whether it, or any of its officers or directors, has been in Violation. After the execution of this Agreement, each Party shall notify the other Party in writing immediately if any such Violation occurs or comes to its attention.

2.12.5	Each Party shall indemnify and hold the other Party and any of its Affiliates harmless from and against any and all liabilities (including all costs and reasonable attorneys’ fees associated with defending against such claims) that may arise by reason of the acts or omissions of it or its agents or other Third Parties acting on its behalf which would constitute a violation of this Section 2.12.

2.13	Regulatory Matters. In the event that Merck determines that any regulatory filings for any Compounds or Products are required for any activities hereunder (including any activities under the Research Program), including INDs, NDAs and other Marketing Authorizations (as applicable), then as between the Parties, Merck shall have the sole right, in its discretion, to obtain such regulatory filings (in its (or its Affiliate’s or Related Party’s) name) and as between the Parties, Merck (or its Affiliate or Related Party) shall be the owner of all such regulatory filings. As between the Parties, Merck (or its Affiliate or Related Party) shall have the sole right to communicate and otherwise interact with Regulatory Authorities with respect to the Compounds and/or Products (including during the Research Program Term). For clarity, Ambrx (and its Affiliates) shall have no right to, and shall not, make any regulatory filings related to any Compounds or Products or otherwise interact with any Regulatory Authorities with respect to the Compounds or Products.

2.14	[***].

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ARTICLE 3

LICENSE; OPTION; DEVELOPMENT AND COMMERCIALIZATION

3.1	License Grant

3.1.1	By Ambrx.

Research Program Licenses

(a)	Subject to the rights retained by Ambrx in Section 3.1.1(c) and the terms and conditions of this Agreement, Ambrx hereby grants to Merck an exclusive license (even as to Ambrx and its Affiliates) to carry out the activities in the Research Program during the Research Program Term in the Territory in the Field under Ambrx Patent Rights, with the right to sublicense as set forth in Section 3.7.1.

(b)	Subject to the rights retained by Ambrx in Section 3.1.1(c) and the terms and conditions of this Agreement, Ambrx hereby grants to Merck an exclusive license (even as to Ambrx and its Affiliates) to carry out the activities in the Research Program during the Research Program Term in the Territory in the Field under Ambrx Know-How, with the right to sublicense as set forth in Section 3.7.1.

(c)	[***].

Development, Manufacturing and Commercialization Licenses

(d)	Subject to the rights retained by Ambrx in Section 3.1.1(f) and the terms and conditions of this Agreement, Ambrx hereby grants to Merck an exclusive license (even as to Ambrx and its Affiliates) in the Territory under the Ambrx Patent Rights, with the right to sublicense as set forth in Section 3.7.1, to research, develop, make, have made, use, offer to sell, sell, export and/or import Compounds and Products for use in the Field; provided, however that Merck shall only have the right to exercise such license with respect to those Compounds (and the Products containing such Compounds) Discovered under a Research Program for which Merck has exercised its Option in accordance with Section 3.6. For clarity, the license granted under this Section 3.1.1(d) shall terminate with respect to any Compounds (and Products containing such Compounds) Discovered under a given Research Program as to which the applicable Option has not been exercised by Merck as of the applicable Option Outside Date.

(e)

Subject to the rights retained by Ambrx in Section 3.1.1(f) and the terms and conditions of this Agreement, Ambrx hereby grants to Merck an exclusive license (even as to Ambrx and its Affiliates) in the Territory under the Ambrx Know-How, with the right to sublicense as set forth in Section 3.7.1, to research, develop, make, have made, use, offer to sell, sell, export and/or import Compounds and Products for use in the Field; provided, however that Merck shall only have the right to exercise such license with respect to those Compounds (and the Products containing such Compounds) Discovered under a Research Program for which Merck has exercised its Option in accordance with Section 3.6. For clarity, the license granted under this Section 3.1.1(e) shall terminate with respect to any Compounds (and Products containing such Compounds) Discovered under a given Research Program as to which the applicable Option has not been exercised by Merck as of the applicable Option Outside Date.

(f)	[***]

Additional Linker Technology Licenses

(g)	Ambrx hereby grants to Merck [***].

3.1.2	By Merck.

Research Program Licenses

(a)	If Merck requests Ambrx to perform activities under the Research Program that require a license under any Merck Patent Rights or Merck Know-How, Merck hereby grants a non-exclusive, non-transferable, non-sublicensable, royalty free, license to Ambrx under such Merck Patent Rights or Merck Know-How, as applicable, solely as are necessary to perform such activities under the Research Program.

Development, Manufacturing and Commercialization Licenses

(b)	With respect to a given Reversion Compound (and Reversion Product incorporating such Reversion Compound), Merck hereby grants to Ambrx a non-exclusive license, [***].

(c)	[***].

3.2	[***]

3.3	No Grant of Inconsistent Rights by Ambrx.

3.3.1	During the Term, Ambrx (and its Affiliates) shall not assign, transfer, convey or otherwise grant to any Person, or otherwise encumber (including through lien, charge, security interest, mortgage, encumbrance or otherwise), any rights to any Ambrx Know-How or Ambrx Patent Rights (or any rights to any intellectual property that would otherwise be included in the Ambrx Know-How or Ambrx Patent Rights) in any manner that is inconsistent with or would interfere with the exercise of the rights or licenses granted to Merck hereunder, including the exercise of the Options.

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3.3.2	In addition, following the Effective Date [***], as applicable, Ambrx (and its Affiliates) shall not assign, transfer, convey or otherwise grant to any Person, or otherwise encumber (including through lien, charge, security interest, mortgage, encumbrance or otherwise) any rights to any Compounds or Products containing such Compounds (provided that Ambrx shall grant to Merck the rights to the Compounds and Products as set forth herein).

3.3.3	Without limiting the foregoing, during the Term, Ambrx (and its Affiliates) shall not use (and shall not grant to any Third Party the right to use) any Compounds or Products containing such Compounds for any purpose (including the research, development, manufacturing or commercialization thereof), except for Ambrx’s performance of the activities to be performed by Ambrx under the Research Program as set forth in the Research Plan in accordance with this Agreement.

3.3.4	Notwithstanding the foregoing, (y) in the event that Merck does not exercise its Option with respect to a given Research Program in accordance with Section 3.6.1, then the foregoing provisions of this Section 3.3 shall not apply with respect to Reversion Compounds or Reversion Products for the applicable Selected Target; and (z) in the event that this Agreement expires or is terminated with respect to all Compounds/Products for a particular Selected Target in accordance with Article 8, then the foregoing provisions of this Section 3.3 shall not apply with respect to Reversion Compounds/Reversion Products for such Selected Target.

3.4	No Implied Licenses

Except as specifically and expressly set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Confidential Information disclosed to it under this Agreement, know how or under any patents or patent applications owned or controlled by the other Party or its Affiliates.

3.5	[***]

[***]

3.6	Merck Option

3.6.1	Grant of Option; Exercise of Option. On a Research Program-by-Research Program basis, Ambrx hereby grants to Merck the exclusive right and option, at Merck’s sole discretion, to obtain and exercise the exclusive licenses under the Ambrx Patent Rights and Ambrx Know-How as set forth in Sections 3.1.1(d) and 3.1.1(e) with respect to the Compounds Discovered under such Research Program (and Products containing such Compounds) [***]:

(a)	[***]

(b)	[***]

(c)	[***].

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[***]. In the event that Merck does not exercise a given Option by delivering written notice to Ambrx by the applicable Option Outside Date [***], then Merck’s Option to obtain the exclusive license set forth in Sections 3.1.1(d) and 3.1.1(e) with respect to the Compounds Discovered under the applicable Research Program (and Products containing such Compounds) shall expire (provided, however, that for clarity, the expiration of a given Option shall not affect any other Option of Merck). Notwithstanding anything to the contrary contained herein, in the event that Merck does not exercise a given Option with respect to a given Research Program [***], then (i) Merck (and its Affiliates), either alone or with a Third Party, shall have the right to research, develop and commercialize any polypeptide drug conjugates against the Selected Target associated with such Research Program without any further obligations to Ambrx (financial or otherwise) [***] and (ii) Merck shall not owe any royalties, milestones or other payments hereunder with respect to any Compounds (or Products containing such Compounds) Discovered under such Research Program [***].

3.6.2	Technology Transfer Upon Option Exercise; Transfer of Activities. As soon as reasonably practicable after Merck exercises a given Option pursuant to Section 3.6.1, Ambrx shall disclose to Merck in English (and deliver in writing or in an electronic format) all relevant Ambrx Collaboration Information and Inventions not previously disclosed in writing to Merck related to the Compounds under the Research Program for which such Option was exercised. In addition, upon the request of Merck following Merck’s exercise of a given Option pursuant to Section 3.6.1, Ambrx shall transfer to Merck all relevant research cell lines, biologic materials and other materials (including the Materials, and for clarity, Merck shall have the right to use such Materials solely in connection with the Compounds and Products hereunder, notwithstanding the provisions of Section 2.9) necessary or reasonably useful for the research, development, manufacture or sale of the applicable Compounds and Products under the Research Program for which such Option was exercised, including for expressing or producing such Compounds and Products. Notwithstanding the foregoing, Ambrx shall not be obligated to disclose or transfer to Merck any cell line that does not express the polypeptide component of a Compound or Product (other than, as covered under Section 2.5.2, those biologic materials and other materials that constitute EuCODE™ Technology or ReCODE™ Technology or other Ambrx Background Know-How, which shall be provided to Merck as set forth therein). Ambrx shall assist Merck to effect an orderly transition and uninterrupted development and manufacturing of the Compounds. Thereafter during the Term, Ambrx shall cooperate with Merck and promptly disclose to Merck in English (and deliver in writing or in an electronic format) any other intellectual property relating to such Compounds (or the research, development, making, use or sale thereof) as may be developed or identified by Ambrx (or its Affiliates), to the extent that Merck has a license thereto under this Agreement.

3.6.3	Revisions to Research Plan Upon Exercise of Option. Within thirty (30) days after Merck has exercised its Option with respect to a given Research Program, to the extent that the Research Program Term for such Research Program has not yet ended in accordance with this Agreement, the Committee shall review and, if determined by the Committee, amend, the Research Plan for such Research Program for the further research activities to be conducted under such Research Program post Option exercise.

3.7	Sublicensing.

3.7.1	[***]

[***]

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3.7.2	[***]

3.8	Development, Manufacture and Commercialization

3.8.1	Compounds and Products By Merck. Following the valid exercise of the applicable Option by Merck, Merck (and its Affiliates), either itself or together with Third Parties, shall have the sole right, at its expense, to research, develop (including pre-clinical and clinical development), manufacture, register and commercialize Compounds Discovered under such Research Program (other than Reversion Compounds) and Products containing such Compounds (other than Reversion Products) against any and all targets, and Ambrx (and its Affiliates) shall have no right to do so. In the event that Merck exercises its Option with respect to a given Research Program, then Merck shall use Commercially Reasonable Efforts to develop and commercialize at least one Product (containing a Compound developed under such Research Program) in the Field in the Major Markets. All other development and commercialization efforts with respect to the Compounds and Products shall be at the discretion of Merck. For clarity, in the event that Merck does not exercise its Option with respect to a given Research Program, then the licenses granted by Ambrx to Merck as set forth in Sections 3.1.1(d) and 3.1.1(e) hereunder for the Compounds Discovered under such Research Program (and Products containing such Compounds) shall terminate.

Upon expiration of the Research Program Term, and once per year thereafter until the First Commercial Sale of a Product, Merck shall, as soon as reasonably practicable after receipt of a written request by Ambrx, provide Ambrx with a written report that summarizes the development progress and plans for such Product and the related Compound.

3.8.2	Reversion Compounds and Reversion Products By Ambrx and Merck. Following the completion (or earlier termination) of a given Research Program, Ambrx (and its Affiliates), either itself or together with Third Parties, and Merck (and its Affiliates), either itself or together with Third Parties, shall each have the right, at its expense, to develop (including pre-clinical and clinical development), manufacture, register and commercialize any Reversion Compounds (if any) and Reversion Products (if any). For clarity, except as expressly set forth in Section 3.1.2(b), Section 3.1.2(c) or Section 8.4(h) (if applicable), Merck is not granting any rights or licenses to any Merck Know-How, Merck Patent Rights or any other intellectual property of Merck or any of its Affiliates in connection therewith.

3.9	Excused Performance

In addition to the provisions of Article 6 hereof, the obligations of Merck with respect to any Product under Section 3.8.1 are expressly conditioned upon the continuing absence of any adverse condition or event relating to the safety or efficacy of the Product, and the

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obligation of Merck to develop or commercialize any such Product may be delayed or suspended so long as in Merck’s reasonable, good-faith opinion any such condition or event exists.

ARTICLE 4

CONFIDENTIALITY AND PUBLICATION

4.1	Nondisclosure Obligation

All Confidential Information disclosed by one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to any Third Party or used for any purpose except as set forth herein without the prior written consent of the disclosing Party, except to the extent that such Confidential Information:

(a)	is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

(b)	is in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party;

(c)	is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party;

(d)	is developed by the receiving Party independently of Confidential Information received from the disclosing Party, as documented by the receiving Party’s business records;

(e)	is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain or maintain approval to conduct clinical trials or to market Product, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;

(f)	is deemed necessary by Merck to be disclosed to Related Parties, agents, consultants, and/or other Third Parties for any and all purposes Merck and its Affiliates deem necessary or advisable in the ordinary course of business in accordance with this Agreement (including the exercise of licenses granted to Merck hereunder) on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and nonuse provisions contained in this Agreement; provided, however, that the term of confidentiality for such Third Parties shall be no less than ten (10) years; or

(g)	is deemed necessary by counsel to the receiving Party to be disclosed to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the receiving Party, on the condition that such attorneys, independent accountants and financial advisors agree to be bound by the confidentiality and non-use obligations no less protective than those set forth in this Agreement; provided, however, that the term of confidentiality for such attorneys, independent accountants and financial advisors shall be no less than ten (10) years.

(h)	in connection with a financing, merger, or acquisition, each Party shall have the further right to disclose the material terms of this Agreement under a confidentiality obligation no less protective than those set forth in this Agreement.

(i)	the Parties shall agree in advance with each other on the terms of this Agreement to be redacted in any Securities and Exchange Commission filings.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

If a Party is required by judicial or administrative process to disclose Confidential Information that is subject to the non-disclosure provisions of this Section 4.1, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 4.1, and the Party disclosing Confidential Information pursuant to Applicable Law or court order shall take all steps reasonably necessary, including obtaining an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information.

4.2	Publication

Merck and Ambrx each acknowledge the other Party’s interest in publishing the results of its research in order to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, except for disclosures permitted pursuant to Section 4.1, either Party, its employees or consultants wishing to make a publication with respect to the research under the Research Program hereunder shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure at least sixty (60) days prior to submission for publication or presentation. The reviewing Party shall have the right (a) to propose modifications to the publication or presentation for patent reasons, trade secret reasons or business reasons or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the reviewing Party requests a delay, the publishing Party shall delay submission or presentation for a period of ninety

(90) days to enable patent applications protecting each Party’s rights in such information to be filed in accordance with Article 7 below. Upon expiration of such ninety (90) days, the publishing Party shall be free to proceed with the publication or presentation. If the reviewing Party requests modifications to the publication or presentation, the publishing Party shall edit such publication to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or presentation.

4.3	Publicity/Use of Names

No disclosure of the existence, or the terms, of this Agreement may be made by either Party, and neither Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by Applicable Law or as permitted pursuant to Section 4.1; provided that in the event disclosure is required by Applicable Law, the disclosing Party shall use good-faith efforts to give the non-disclosing Party an opportunity, with reasonable advance notice, to review and comment on any proposed disclosure. Notwithstanding the foregoing, Ambrx shall have the right to issue a press release regarding the execution of this Agreement, which press release shall be in a form agreed to by the Parties in writing in advance of the issuance of such press release. Disclosure of Confidential Information either for which consent has previously been obtained or which has previously been disclosed publicly will not require advance approval.

4.4	Clinical Trial Register

Notwithstanding the foregoing, Merck shall have the right to publish the results or summaries of results of any clinical trials conducted hereunder with respect to a Product on Merck’s clinical trial register.

4.5	Remedies

Each Party shall be entitled to seek, in addition to any other right or remedy it may have, at law or in equity, a temporary injunction, without the posting of any bond or other security, enjoining or restraining the other Party from any violation or threatened violation of this Article 4.

ARTICLE 5

PAYMENTS; ROYALTIES AND REPORTS

5.1	Research Program Funding

In consideration for Ambrx’s performance of its obligations under the Research Program and the licenses granted herein under the Ambrx Patent Rights and Ambrx Know-How, upon the terms and conditions contained herein, Merck shall pay to Ambrx, within ten (10) days following the Effective Date, an upfront payment in the amount of Fifteen Million Dollars ($15,000,000), which shall be non-refundable and non-creditable.

5.2	FTE Funding under the Research Program

5.2.1	General. In consideration for Ambrx’s provision of FTEs for the performance of its obligations under the Research Program, upon the terms and conditions contained herein, Merck (i) shall pay Ambrx the applicable FTE Rate per year during the Research Program Term for each FTE provided by Ambrx in accordance with this Section 5.2 and (ii) shall reimburse Ambrx for its direct, out-of-pocket research costs incurred by Ambrx and paid to a Third Party contractor solely to perform research activities under the Research Program pursuant to the Research Plan (“Third Party Research Costs”) in accordance with this Section 5.2. The number of FTEs to be provided by Ambrx for the performance of the Research Program per year shall be set forth in the applicable Research Plan; provided, however, that the Committee shall have the right to revise the number of FTEs in accordance with Section 2.4. Such FTE funding shall be payable in advance in quarterly installments due on the first day of the applicable Calendar Quarter; provided, however, that the payments for the first Calendar Quarter and the last Calendar Quarter of a given Research Program Term shall be made on a pro rata basis; and provided, further, that the payment for the second Calendar Quarter of 2012 (on a pro-rata basis) shall be payable within ten (10) days following the later of (i) the Effective Date; and (ii) the first day of such Calendar Quarter.

The amount of any Third Party Research Costs which will be reimbursed by Merck shall be expressly set forth in the applicable Research Plan (and the Research Plan shall also identify the Third Party contractor performing the applicable activities under the Research Plan and the activities to be performed by such Third Party contractor). At the end of each Calendar Quarter during the Research Program Term, Ambrx shall invoice Merck for the Third Party Research Costs incurred during such Calendar Quarter to the extent that such Third Party Research Costs were expressly set forth in the Research Plan. Merck shall pay such invoiced amounts within thirty (30) days of receipt of the invoice. Notwithstanding the foregoing, Merck shall only be obligated to reimburse Ambrx for those Third Party Research Costs which are expressly agreed to by the Parties and set forth in the Research Plan (including with respect to the amount of such Third Party Research Costs and with respect to the activities to be performed by the applicable Third Party contractor) and Ambrx shall be solely responsible for (and shall not be entitled to reimbursement for) any other costs, including any costs in excess of such agreed upon amount or any costs not directly related to the performance of activities under the Research Plan or any costs not approved by the Committee.

5.2.2	Reporting and Reconciliation. Ambrx shall, within [***] days following the end of each Calendar Quarter during the Research Program Term, deliver to Merck a

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written report detailing the number of FTEs actually utilized in such Calendar Quarter for the performance of Research Program activities, including a description of the activities performed (and Merck shall have the right to audit Ambrx’s records in connection therewith in accordance with Section 5.7, mutatis mutandis). In the event that the number of FTEs actually utilized in such Calendar Quarter is less than the number of FTEs for which Merck made payment in advance pursuant to Section 5.2.1, then at Merck’s option, Ambrx shall either refund or credit Merck for the difference between the payment made by Merck and the actual payment due for such FTEs (provided that if Merck opts for a refund, such refund shall be made by Ambrx within [***] days following notice by Merck thereof and if Merck opts for a credit, Merck shall be entitled to a credit against any future FTE amounts payable by Merck pursuant to this Section 5.2). For clarity, in no event shall Ambrx be entitled to receive payment for (and Ambrx shall be solely responsible for) any and all FTEs in a given Calendar Quarter which are in excess of the number of FTEs authorized to be utilized to conduct the Research Program activities in such Calendar Quarter as set forth in the applicable Research Plan or as otherwise expressly approved in writing by the Committee.

5.2.3	Elimination of FTEs. Notwithstanding anything to the contrary in this Section 5.2, in the event that the Parties or the Committee determines to reduce the number of FTEs for the conduct of Research Program activities from those set forth in the applicable Research Plan (each, an “Eliminated FTE”), then Merck shall only be required to fund such reduced number of FTEs in accordance with the provisions of this Section 5.2 (and Merck shall not be required to fund any Eliminated FTEs); provided, however, that to the extent that Ambrx is unable to reassign (after using Commercially Reasonable Efforts) such Eliminated FTEs to other activities under the Research Program hereunder or to other activities at Ambrx (or its Affiliates), then, for a period not to exceed [***] months, Merck shall continue to fund such Eliminated FTEs in accordance with this Section 5.2 (provided that for clarity, after such [***] month period, Merck shall no longer be required to fund such Eliminated FTEs).

5.3	Extension of Research Program Term

Merck may, at its sole discretion and upon written notice to Ambrx no later than ninety (90) days prior to the expiration of the applicable Research Program Term, extend Ambrx’s participation in any of the Research Programs for one (1) additional year each. In such event, the applicable Research Program Term shall be extended to include such additional year. [***]

5.4	Milestone Payments

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5.4.1	Research Milestones. In consideration for the licenses granted herein under the Ambrx Patent Rights and Ambrx Know-How, upon the terms and conditions contained herein, Merck shall pay to Ambrx the following amounts, which shall be non-refundable and shall be non-creditable, with respect to each Selected Target for which Merck achieves the following milestone event during the Term (collectively, the “Research Milestones”):

Event	Payment Amount
[***]	[***	]
[***]	[***	]

For clarity, each of the foregoing Research Milestones in this Section 5.4.1 shall be payable [***]

The maximum amount payable by Merck under this Section 5.4.1 is [***].

5.4.2	Development and Commercialization Milestones. In consideration for the licenses granted herein under the Ambrx Patent Rights and Ambrx Know-How, upon the terms and conditions contained herein, Merck shall pay to Ambrx the following amounts, which shall be non-refundable and shall be non-creditable, with respect to each Selected Target for which Merck achieves the following milestone event during the Term (provided, however that for clarity, the following amounts shall only be triggered by Compounds (or Products containing such Compounds, as applicable) for which Merck exercised its Option pursuant to Section 3.6.1) (the “Development/Commercial Milestones”):

Event	Payment Amount
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]

For clarity, [***]

[***].

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5.4.3	Sales Milestones. In consideration for the licenses granted herein under the Ambrx Patent Rights and Ambrx Know-How, upon the terms and conditions contained herein, Merck shall pay to Ambrx the following amounts, which shall be non-refundable and shall be non-creditable, with respect to each Selected Target for which Merck achieves the following milestone event during the Term (provided, however that for clarity, in determining whether the following events were achieved, only Net Sales of the Products containing Compounds for which Merck exercised its Option pursuant to Section 3.6.1 shall be included):

Event	Payment Amount

First achievement of aggregate Net Sales in the Territory of all Products in the Territory for use against the applicable Selected Target in a given Calendar Year exceeding [***] for such Calendar Year

	[***	]
First achievement of aggregate Net Sales in the Territory of all Products for use against the applicable Selected Target in a given Calendar Year exceeding [***] for such Calendar Year	[***	]

[***]

[***].

5.4.4	Reporting and Payment. Merck shall notify Ambrx in writing within thirty (30) days following the achievement of each milestone as set forth in Section 5.4.1, 5.4.2 or 5.4.3, as applicable, and shall make the appropriate milestone payment within thirty (30) days after the achievement of such milestone.

5.5	Royalties

5.5.1	Royalties Payable By Merck. Subject to the terms and conditions of this Agreement, Merck shall pay Ambrx royalties as set forth in this Section 5.5.

5.5.2	Patent Royalties. Subject to the provisions of Section 5.5.3, Merck shall pay Ambrx royalties in an amount equal to the following percentage of Net Sales of Royalty Products sold by Merck or its Related Parties in the Territory for use in the Field, provided that the manufacture, use or sale of the applicable Royalty Product would infringe a Valid Patent Claim in the country of sale:

(a)	[***] of such Net Sales in the Territory in each Calendar Year up to and including Net Sales of [***];

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(b)	[***] of such Net Sales in the Territory in each Calendar Year for the portion of such Net Sales exceeding [***] up to and including [***]; and

(c)	[***] of such Net Sales in the Territory in each Calendar Year for the portion of such Net Sales exceeding [***].

[***]

5.5.3	[***].

5.5.4	Royalty Period. Royalties on a given Royalty Product at the rates set forth above shall commence with the First Commercial Sale of the Royalty Product and continue on a country-by-country basis until the expiration of the later of: (i) the last-to-expire Valid Patent Claim that would be infringed by the manufacture, use or sale of such Royalty Product in such country; or (ii) the period of ten (10) years following the First Commercial Sale of such Royalty Product in such country (the “Royalty Period”). [***]

(i)	[***]

(ii)	[***]

(iii)	[***]

(iv)	[***]

(v)	[***]

(vi)	[***]

5.5.5	Royalties for Bulk Compound. In those cases in which Merck sells bulk Compound rather than Product in packaged form to an independent Third Party, the royalty obligations of this Section 5.5 shall be applicable to the bulk Compound (but solely to the extent that a royalty would otherwise be payable on the Product incorporating such Compound).

5.5.6	Compulsory Licenses. If a compulsory license is granted to a Third Party with respect to Royalty Product in any country in the Territory with a royalty rate lower than the royalty rate provided by Section 5.5.2 or 5.5.3, as applicable, then the royalty rate to be paid by Merck on Net Sales in that country under Section 5.5.2 or 5.5.3, as applicable, shall be reduced to the rate paid by the compulsory licensee.

5.5.7	[***]

5.6	Reports; Payment of Royalty

During the Term following the First Commercial Sale of a Product, Merck shall furnish to Ambrx a quarterly written report for the Calendar Quarter showing the Net Sales of all Royalty Products subject to royalty payments sold by Merck and its Related Parties in the Territory for use in the Field during the reporting period and the royalties payable under this Agreement. Reports shall be due on the [***] day following the close of each Calendar Quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Merck shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

5.7	Audits

(a)	Upon the written request of Ambrx and not more than once in each Calendar Year, Merck shall permit an independent certified public accounting firm of nationally recognized standing selected by Ambrx and reasonably acceptable to Merck, at Ambrx’s expense, to have access during normal business hours to such of the records of Merck as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any Calendar Year ending not more than twenty-four (24) months prior to the date of such request. The accounting firm shall disclose to Ambrx only whether the royalty reports are correct or incorrect and the amount of any discrepancy. No other information shall be provided to Ambrx.

(b)	If such accounting firm identifies a discrepancy made during such period, the appropriate Party shall pay the other Party the amount of the discrepancy within thirty (30) days of the date Ambrx delivers to Merck such accounting firm’s written report so concluding, or as otherwise agreed upon by the Parties. [***]

(c)	[***].

(d)	Upon the expiration of twenty-four (24) months following the end of any Calendar Year, the calculation of royalties payable with respect to such Calendar Year shall be binding and conclusive upon Ambrx, and Merck and its Related Parties shall be released from any liability or accountability with respect to royalties for such Calendar Year.

(e)	Ambrx shall treat all financial information subject to review under this Section 5.7 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with Merck and/or its Related Parties obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

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5.8	Payment Exchange Rate

All payments to be made by Merck to Ambrx under this Agreement shall be made in United States dollars and may be paid by bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by Ambrx from time to time. In the case of sales outside the United States, the rate of exchange to be used in computing the monthly amount of currency equivalent in United States dollars due Ambrx shall be made at the monthly rate of exchange utilized by Merck in its worldwide accounting system [***].

5.9	Income Tax Withholding

[***]

5.10	Reporting and Payments by Ambrx with Respect to Reversion Compounds and Reversion Products.

Upon expiration of the Research Program Term, and once per year thereafter, Ambrx shall, upon request by Merck, provide Merck with a written report that summarizes its development progress and plans for Reversion Compounds and Reversion Products.

With respect to any Reversion Compound and Reversion Product, as applicable, Ambrx shall be required to pay to Merck the milestones set forth in Section 5.4 and the royalties set forth in Section 5.5 that Merck would have been required to pay to Ambrx pursuant to such Sections if Merck had developed and commercialized such Reversion Compound and Reversion Product (as if Merck had exercised the Option for the Research Program under which such Reversion Compound was developed), mutatis mutandis; provided, however, that Ambrx shall only be required to pay [***] of the amount of the milestone or royalty, as applicable, that would have been payable by Merck. [***]

[***]

[***]

5.11	Ambrx Third Party Licenses

Notwithstanding the provisions of Section 5.5.7, and except as otherwise agreed by the Parties in writing, Ambrx shall be solely responsible for satisfying all costs and payments of any kind (including all upfront fees, annual payments, milestone payments and royalty payments) (i) arising under any license or other grant of rights from a Third Party to Ambrx (or any of its Affiliates), including under any of the Ambrx Third Party License Agreements, which payments arise as a result of any activities hereunder and/or (ii) otherwise arising as a result of the use of Ambrx’s proprietary platform technology

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(including ReCODE™ Technology and/or EuCODE™ Technology) as contemplated hereunder.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES; COVENANTS

6.1	Mutual Representations and Warranties

Each Party represents and warrants to the other Party the following as of the Effective Date of this Agreement:

(a)	Corporate Power. Such Party is duly organized and validly existing under the laws of the state of its organization and has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)	Due Authorization and Execution. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the necessary corporate actions of such Party. This Agreement has been duly executed by such Party. This Agreement and any other documents contemplated hereby constitute valid and legally binding obligations of such Party enforceable against it in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors.

(c)	Non-Contravention. The execution, delivery and performance by such Party of this Agreement and any other agreements and instruments contemplated hereunder will not (i) in any material respect violate any statute, regulation, judgment, order, decree or other restriction of any governmental authority to which such Party is subject, (ii) violate any provision of the corporate charter, by-laws or other organizational documents of such Party, or (iii) constitute a material violation or breach by such Party of any provision of any material contract, agreement or instrument to which such Party is a party or to which such Party may be subject although not a party (including, with respect to Ambrx, the Ambrx Third Party License Agreements).

6.2	Ambrx Representations and Warranties

6.2.1	As of the Effective Date and Research Plan Approval Date. Ambrx represents and warrants to Merck that as of the Effective Date, solely with respect [***] is approved by the Committee, the following representations and warranties as of such approval date solely with respect to [***], as applicable:

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(a)	to the best of Ambrx’s knowledge, the Ambrx Patent Rights and Ambrx Know-How exist and are not invalid or unenforceable, in whole or in part;

(b)	it has the full right, power and authority, including the full right, power and authority under the Ambrx Third Party License Agreements, to enter into this Agreement, to perform the Research Program and to grant the licenses granted under Article 3 hereof;

(c)	it (and its Affiliates) has not previously (i) assigned, transferred, conveyed or otherwise encumbered its right, title and/or interest in Ambrx Patent Rights or Ambrx Know-How, or (ii) granted any rights to any Third Parties, in either case that would conflict with the rights granted to Merck hereunder;

(d)	to the best of Ambrx’s knowledge, it is the sole and exclusive owner or sole and exclusive licensee (pursuant to the Ambrx Third Party License Agreements, as applicable) of the Ambrx Patent Rights and Ambrx Know-How, all of which are (and shall be) free and clear of any liens, charges and encumbrances, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership whatsoever with respect to the Ambrx Patent Rights and/or Ambrx Know-How except pursuant to the Ambrx Third Party License Agreements;

(e)	to the best of Ambrx’s knowledge, the exercise of the license granted to Merck under the Ambrx Patent Rights and Ambrx Know-How, including the research, development, manufacture, use, sale, export and import of Compounds and Products, do not interfere with or infringe any intellectual property rights owned or possessed by any Third Party;

(f)	there are no claims, judgments or settlements against or owed by Ambrx (or any of its Affiliates) and, to the best of Ambrx’s knowledge, no pending or threatened claims or litigation relating to the Ambrx Patent Rights and/or Ambrx Know-How;

(g)	the Ambrx Third Party License Agreements are the only agreements (including any licenses), written or oral, granting any licenses or other rights to Ambrx (or any of its Affiliates) relating to the Ambrx Know-How or Ambrx Patent Rights;

(h)

with respect to each Ambrx Third Party License Agreement [***], (i) it is in full force and effect; (ii) Ambrx is not in breach; (iii) Ambrx has not received any notice of breach or notice of threatened breach; and (iv) Ambrx has not received any notice from the counterparty to such Ambrx Third Party License Agreement [***]) of intent to reduce the scope of the field or the licenses thereunder or render any of the licenses thereunder non-exclusive, and no event, act or omission has occurred which would reasonably be expected to give rise to the right of the

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counterparty to such Ambrx Third Party License Agreement [***] to reduce the scope of the field or the licenses thereunder or render any of the licenses thereunder non-exclusive;

(i)	Ambrx has disclosed to Merck all reasonably relevant information regarding (i) the Selected Target, and, to the best of Ambrx’s knowledge, relating to the Compounds or Products for use against such Selected Target, and/or (ii) the Ambrx Patent Rights and Ambrx Know-How licensed under this Agreement;

(j)	Ambrx has disclosed to Merck the existence of any patent opinions related to the Ambrx Patent Rights and/or Ambrx Know-How licensed under this Agreement;

(k)	Ambrx has obtained all necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by it in connection with the execution, delivery and performance of this Agreement;

(l)	Ambrx has not obtained, or filed for, any INDs, NDAs or Marketing Authorizations for any Compounds or Products (or other polypeptide drug conjugates) for use against the Selected Target;

(m)	Ambrx has disclosed all material information and data and all material correspondences to/from any Regulatory Authority controlled by Ambrx (or any of its Affiliates) or to which it (or any of its Affiliates) has access, in each case related to (i) the Research Program regardless of whether such data and information would have a positive, negative or neutral impact on the potential commercial, scientific or strategic value or attractiveness of the Research Program or (ii) the Selected Target (or to the best of Ambrx’s knowledge, Compounds or Products for use against the Selected Target) regardless of whether such data and information would have a positive, negative or neutral impact on the potential commercial, scientific or strategic value or attractiveness of the Selected Target (or such Compounds or Products);

(n)	Ambrx has not employed or otherwise used in any capacity the services of any Person debarred under United States law, including to Section 21 USC 335a, with respect to the Compounds or Products for use against the Selected Target; and

(o)	The Ambrx Patent Rights and the Ambrx Know-How constitutes all intellectual property owned or otherwise controlled (through license or otherwise) by Ambrx (or any of its Affiliates) that are related to any Linker Technology or are otherwise reasonably necessary or useful to perform the Research Program.

6.2.2	As of An Option Exercise Date. Ambrx represents and warrants to Merck that as of an applicable Option Exercise Date, solely with respect to the applicable Selected Target (including the Compounds and Products related thereto):

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(a)	to the best of Ambrx’s knowledge, the Ambrx Patent Rights and Ambrx Know-How exist and are not invalid or unenforceable, in whole or in part;

(b)	it has the full right, power and authority, including the full right, power and authority under the Ambrx Third Party License Agreements, to grant the licenses granted under Article 3 hereof;

(c)	it (and its Affiliates) has not previously (i) assigned, transferred, conveyed or otherwise encumbered its right, title and/or interest in Ambrx Patent Rights or Ambrx Know-How, or (ii) granted any rights to any Third Parties, in either case that would conflict with the rights granted to Merck hereunder;

(d)	to the best of Ambrx’s knowledge, it is the sole and exclusive owner or sole and exclusive licensee (pursuant to the Ambrx Third Party License Agreements, as applicable) of the Ambrx Patent Rights and Ambrx Know-How, all of which are (and shall be) free and clear of any liens, charges and encumbrances, other than such liens, charges or encumbrances that would not conflict with the rights granted to Merck hereunder, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership whatsoever with respect to the Ambrx Patent Rights and/or Ambrx Know-How except pursuant to the Ambrx Third Party License Agreements;

(e)	to the best of Ambrx’s knowledge, the exercise of the license granted to Merck under the Ambrx Patent Rights and Ambrx Know-How, including the research, development, manufacture, use, sale, export and import of Compounds and Products, do not interfere with or infringe any intellectual property rights owned or possessed by any Third Party;

(f)	there are no claims, judgments or settlements against or owed by Ambrx (or any of its Affiliates) and, to the best of Ambrx’s knowledge, no pending or threatened claims or litigation relating to the Ambrx Patent Rights and/or Ambrx Know-How or Compounds or Products;

(g)	the Ambrx Third Party License Agreements are the only agreements (including any licenses), written or oral, granting any licenses or other rights to Ambrx (or any of its Affiliates) relating to the Compounds or Products;

(h)	with respect to each Ambrx Third Party License Agreement, (i) it is in full force and effect; (ii) Ambrx is not in breach; (iii) Ambrx has not received any notice of breach or notice of threatened breach; and (iv) Ambrx has not received any notice from the counterparty to such Ambrx Third Party License Agreement of intent to reduce the scope of the field or the licenses thereunder or render any of the license thereunder non-exclusive, and no event, act or omission has occurred which would reasonably be expected to give rise to the right of the counterparty to such Ambrx Third Party License Agreement to reduce the scope of the field or the licenses thereunder or render any of the licenses thereunder non-exclusive;

(i)	Ambrx has disclosed to Merck all reasonably relevant information regarding Compounds or Products, including any safety or efficacy information related to such Compounds or Products;

(j)	Ambrx has not obtained, or filed for, any INDs, NDAs or Marketing Authorizations for any Compounds or Products (or other polypeptide drug conjugates) for use against the Selected Target;

(k)	Ambrx has disclosed all material information and data and all material correspondences to/from any Regulatory Authority, in each case, controlled by Ambrx (or any of its Affiliates) or to which it (or any of its Affiliates) has access, related to Compounds or Products regardless of whether such data and information would have a positive, negative or neutral impact on the potential commercial, scientific or strategic value or attractiveness of such Compounds or Products, as applicable;

(l)	Ambrx has not employed or otherwise used in any capacity the services of any Person debarred under United States law, including to Section 21 USC 335a, with respect to the Compounds Discovered under the applicable Research Program or otherwise in performing any portion of the Research Program; and

(m)	The Ambrx Patent Rights and the Ambrx Know-How constitutes all intellectual property owned or otherwise controlled (through license or otherwise) by Ambrx (or any of its Affiliates) that are reasonably necessary or useful to research, develop, manufacture, sell or use the Compounds and/or Products.

6.3	Ambrx Further Representations, Warranties and Covenants

6.3.1

Ambrx Third Party License Agreements and [***]. Ambrx represents and warrants to Merck that it has provided to Merck in writing prior to the Effective Date a true, correct and complete copy of each of the Ambrx Third Party License Agreements [***], and each such copy includes any and all amendments, restatements, side letters, or other modifications thereto, as each such Ambrx Third Party License Agreement [***] is in effect as of the Effective Date. Ambrx further covenants and agrees that during the Term of this Agreement, (a) it will satisfy all of its material obligations (including all payment obligations) under, and take all steps necessary to maintain in full force and effect, each of the Ambrx Third Party License Agreements [***], including taking all steps to ensure that all licenses granted thereunder remain in full force and effect (on an exclusive basis) and that the scope of such licenses (including with respect to all licensed intellectual property (including all Patent Rights) and all fields) are not reduced or limited in any manner that would adversely affect Merck’s rights under this Agreement; (b) it will not assign (except an assignment to a party to which this

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Agreement has been assigned as permitted under Section 10.2), amend, restate, amend and restate, terminate in whole or in part, or otherwise modify any of the Ambrx Third Party License Agreements [***] in any manner that would adversely affect Merck’s rights or obligations hereunder without the prior written consent of Merck; and (c) it will provide Merck with prompt notice of any claim of a material breach under any of the Ambrx Third Party License Agreements [***] or notice of termination of any of the Ambrx Third Party License Agreements [***], made by either Ambrx or the counterparty to such Ambrx Third Party License Agreement [***] (or any party acting on behalf of such counterparty) which would reasonably be expected to have an adverse effect on Merck’s rights or obligations hereunder. For the purposes of clarity, Ambrx (and not Merck) shall be responsible for all of the financial and other obligations of Ambrx (and/or any of its Affiliates) to the counterparty under any of the Ambrx Third Party License Agreements [***], including any and all financial obligations to such counterparty with respect to Net Sales of Merck and its Related Parties.

6.4	Disclaimer

EACH PARTY HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN NOT EXPRESSLY MADE IN THIS AGREEMENT TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAWS, INCLUDING WITH RESPECT TO THE COMPOUNDS, PRODUCTS, OR ANY TECHNOLOGY OR OTHER INTELLECTUAL PROPERTY LICENSED OR GRANTED UNDER THIS AGREEMENT, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. FOR THE AVOIDANCE OF DOUBT, NOTHING CONTAINED IN THIS SECTION 6.4 SHALL OPERATE TO LIMIT OR INVALIDATE ANY EXPRESS WARRANTY CONTAINED HEREIN OR ANY IMPLIED WARRANTY OF GOOD FAITH AND/OR FAIR DEALING.

ARTICLE 7

PATENT PROVISIONS

7.1	Filing, Prosecution and Maintenance of Patents for Collaboration Information and Inventions

7.1.1	Joint Collaboration Information and Inventions. Merck shall have the first right to file patent applications for Joint Collaboration Information and Inventions (in the name of both Merck and Ambrx) and thereafter prosecute and maintain Patent Rights for such Joint Collaboration Information and Inventions. With respect to a given Joint Collaboration Information and Invention, Merck may elect not to file or may elect not to file in a particular country and if so, Merck shall notify Ambrx and Ambrx shall have the right to file such patent applications for such Joint Collaboration Information and Invention (in the name of both Merck and Ambrx) and thereafter prosecute and maintain Patent Rights for such Joint Collaboration Information and Invention. In such event, Merck shall execute such documents and perform such ministerial acts, at Ambrx’s expense, as may be reasonably necessary for Ambrx to continue such prosecution or maintenance of Patent Rights claiming such Joint Collaboration Information and Invention.

7.1.2	Ambrx Collaboration Information and Inventions. Ambrx shall have the first right to file patent applications for Ambrx Collaboration Information and Inventions and thereafter prosecute and maintain Patent Rights for such Ambrx Collaboration Information and Inventions with consultation with Merck. With respect to a given Ambrx Collaboration Information and Inventions, Ambrx may elect not to file or may elect not to file in a particular country and if so, Ambrx shall notify Merck and Merck shall have the right to file such patent applications for such Ambrx Collaboration Information and Invention and thereafter prosecute and maintain Patent Rights for such Ambrx Collaboration Information and Invention. In such event, Ambrx shall execute such documents and perform such ministerial acts, at Merck’s expense, as may be reasonably necessary for Merck to continue such prosecution or maintenance of Patent Rights claiming such Ambrx Collaboration Information and Invention. [***].

7.1.3

Review and Consultation. In each case in connection with the foregoing with respect to Joint Collaboration Information and Inventions and Ambrx Collaboration Information and Inventions, as applicable, the filing Party (a) shall keep the non-filing Party advised of the status of the actual and prospective patent filings; (b) upon the non-filing Party’s written request, shall provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings; (c) shall give the non-filing Party an opportunity to review the text of the application before filing and shall consult with the non-filing Party with

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respect thereto; (d) shall supply the non-filing Party with a copy of the application as filed, together with notice of its filing date and serial number; and (e) shall promptly give notice to the non-filing Party of the grant, lapse, revocation, surrender, invalidation or abandonment of any Joint Patent Rights (or Patent Rights claiming Ambrx Collaboration Information and Inventions, as applicable) for which it is responsible for the filing, prosecution or maintenance hereunder (provided that the filing Party shall give at least [***] days prior written notice to the non-filing Party of any desire to cease prosecution and/or maintenance of such Patent Rights on a country by country basis in the Territory).

7.1.4	Costs. During the Term, with respect to applicable filings hereunder, (1) Ambrx shall be responsible for payment of all costs and expenses to the extent related to (x) patent applications claiming any Improvement to Ambrx Background Technology, and (y) joint patent applications claiming Joint Collaboration Information and Inventions that Merck has elected not to pursue, and (2) Merck shall be responsible for payment of all costs and expenses to the extent related to (x) Ambrx patent applications claiming Ambrx Collaboration Information and Inventions (other than patent applications claiming any Improvement to Ambrx Background Technology), but solely to the extent that Ambrx has notified Merck in writing of the costs and expenses associated therewith and Merck has agreed in writing to the amount of such costs and expenses, and for clarity, Merck shall not be responsible for any costs or expenses in excess of such agreed amounts; provided, however that Merck will not be responsible under this clause (x) for the costs and expenses of any particular patent application claiming Ambrx Collaboration Information and Inventions for which Merck has not exercised its Option to obtain an exclusive license pursuant to Section 3.6 [***], and (y) joint patent applications claiming Joint Collaboration Information and Inventions that Merck has elected to pursue.

7.1.5	Merck Collaboration Information and Inventions. Notwithstanding the foregoing provisions of this Section 7.1, Merck shall have the sole right, in its discretion, to file, prosecute and maintain the Merck Patent Rights claiming or covering any Merck Collaboration Information and Inventions, and Ambrx shall have no rights in connection therewith.

7.1.6	Interpretation of Article 7. The Parties hereby acknowledge and agree that any Patent Rights with respect to Joint Collaboration Information and Inventions filed by Merck in accordance with the foregoing Section 7.1.1 shall be considered “Merck Patent Rights” for purposes of the remaining provisions of this Article 7 and any Patent Rights with respect to Joint Collaboration Information and Inventions filed by Ambrx in accordance with the foregoing Section 7.1.1 shall be Normal;considered “Ambrx Patent Rights” for purposes of the remaining provisions of this Article 7, in each case, as applicable.

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7.2	Filing, Prosecution and Maintenance of Ambrx Patent Rights (other than Patent Rights for Collaboration Information and Inventions) and Merck Patent Rights (other than Patent Rights for Collaboration Information and Inventions)

7.2.1	Ambrx Patent Rights (other than Patent Rights for Collaboration Information and Inventions). Ambrx agrees to, and shall, file, prosecute and maintain in the Territory, with consultation with Merck solely with respect to Ambrx Patent Rights that claim Compounds or Products as composition of matter (“Ambrx Compound Patent Rights”), the Ambrx Patent Rights (other than Patent Rights for Collaboration Information and Inventions, which shall be covered by Section 7.1), in each case, at Ambrx’s sole cost and expense. Ambrx shall give at least [***] days prior written notice to Merck of any desire to cease prosecution and/or maintenance of Ambrx Compound Patent Rights on a country by country basis in the Territory and shall permit Merck, in its sole discretion, to continue prosecution or maintenance of such Ambrx Compound Patent Rights at its own expense. If Merck elects to continue prosecution or maintenance, Ambrx shall execute such documents and perform such ministerial acts at Ambrx’s expense as may be reasonably necessary for Merck to perform such prosecution or maintenance or filing. [***]

7.2.2	Review and Consultation. In each case in connection with the foregoing with respect to Ambrx Compound Patent Rights (other than Patent Rights for Collaboration Information and Inventions, which shall be covered by Section 7.1), the filing Party (a) shall keep the non-filing Party advised of the status of the actual and prospective patent filings; (b) upon the non-filing Party’s written request, shall provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings; (c) shall give the non-filing Party an opportunity to review the text of the application before filing and shall consult with the non-filing Party with respect thereto; (d) shall supply the non-filing Party with a copy of the application as filed, together with notice of its filing date and serial number; and (e) shall promptly give notice to the non-filing Party of the grant, lapse, revocation, surrender, invalidation or abandonment of any such Ambrx Compound Patent Rights for which it is responsible for the filing, prosecution or maintenance hereunder [***].

7.2.3	Merck Patent Rights. Notwithstanding the foregoing provisions of this Section 7.2, Merck shall have the sole right, in its discretion, to file, prosecute and maintain the Merck Patent Rights (other than Patent Rights for Merck Collaboration Information and Inventions, which shall be covered by Section 7.1.5), and Ambrx shall have no rights in connection therewith.

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7.3	Interference, Opposition, Invalidation, Reexamination and Reissue

(a)	Ambrx shall, within [***] days of learning of such event, inform Merck of any request for, or filing or declaration of, any interference, opposition, invalidation, reissue or reexamination relating to (i) Ambrx Compound Patent Rights or (ii) any other Ambrx Patent Rights claiming any Ambrx Collaboration Information and Invention (or any Joint Collaboration Information and Invention for which Ambrx is the filing party pursuant to Section 7.1). Merck and Ambrx shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding and Merck shall have the right to review and approve any submission to be made in connection with such proceeding.

(b)	[***].

(c)	In connection with any interference, opposition, invalidation, reissue, or reexamination proceeding relating to Ambrx Compound Patent Rights or other Ambrx Patent Rights referenced in the foregoing clause (a), Merck and Ambrx will provide reasonable assistance that either may reasonably request. Ambrx shall keep Merck informed of developments in any such action or proceeding, including, to the extent permissible by law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.

(d)	As between the Parties, Ambrx shall bear the expense of any interference, opposition, invalidation, reexamination, or reissue proceeding relating to Ambrx Compound Patent Rights or other Ambrx Patent Rights referenced in the foregoing clause (a).

(e)	Notwithstanding the foregoing provisions of this Section 7.3, Merck shall have the sole right, in its discretion, to handle any interference, opposition, invalidation, reissue, or reexamination proceeding relating to Merck Patent Rights (including any Patent Rights claiming any Merck Collaboration Information and Inventions or any Joint Collaboration Information and Invention for which Merck is the filing party pursuant to Section 7.1), [***] provided, however, that at the request of Merck, Ambrx will provide Merck with reasonable assistance that Merck may reasonably request [***].

7.4	Enforcement and Defense

(a)

Ambrx shall give Merck, and Merck shall give Ambrx, notice of either (i) any infringement of (i) Ambrx Compound Patent Rights or (ii) any other Ambrx Patent Rights claiming any Ambrx Collaboration Information and Invention (or any Joint Collaboration Information and Invention for which Ambrx is the filing

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party pursuant to Section 7.1), or (iii) any misappropriation or misuse of Ambrx Collaboration Information and Inventions, that may come to Ambrx’s or Merck’s attention. Merck and Ambrx shall thereafter consult and cooperate fully to determine a course of action, including but not limited to, the commencement of legal action by either or both Merck and Ambrx, to terminate any infringement of such Ambrx Compound Patent Rights, such Ambrx Patent Rights or any misappropriation or misuse of such Ambrx Collaboration Information and Invention, as applicable. [***]. Each Party shall have the right to be represented by counsel of its own choice.

(b)	[***].

(c)	[***]. Each Party shall keep the other informed of developments in any action or proceeding, including, to the extent permissible by Applicable Law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.

(d)	Any recovery obtained by either or both Merck and Ambrx in connection with or as a result of any action contemplated by the foregoing provisions of this Section 7.4 with respect to Ambrx Compound Patent Rights or other Ambrx Patent Rights referenced in the foregoing clause (a) or Ambrx Collaboration Information and Inventions, whether by settlement or otherwise, shall be shared [***].

(i)	[***]

(ii)	[***]

(iii)	[***]

(e)

Ambrx shall inform Merck of any certification regarding any Ambrx Compound Patent Rights or other Ambrx Patent Rights referenced in the foregoing clause (a) it has received pursuant to either 21 U.S.C. §§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions, or any similar provisions in a country in the Territory, and shall provide Merck with a copy of such certification [***]. Ambrx’s and Merck’s rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in paragraphs 7.4(a)-(d) hereof; provided, however, that Ambrx shall exercise its first right to initiate and prosecute any action and shall inform Merck of such decision within [***] of receipt of the certification, after which time Merck shall have the right to initiate and prosecute such action. Regardless of which Party has the right to initiate and prosecute such action, both Parties shall, as

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soon as practicable after receiving notice of such certification, convene and consult with each other regarding the appropriate course of conduct for such action. The non-initiating Party shall have the right to be kept fully informed and participate in decisions regarding the appropriate course of conduct for such action, and the right to join and participate in such action.

(f)	[***] Merck shall have the sole right, in its discretion, to handle any action with respect to any infringement of Merck Patent Rights (including any Patent Rights claiming any Merck Collaboration Information and Inventions) or any misappropriation or misuse of any Merck Background Know-How (or any Merck Collaboration Information and Inventions or any Joint Collaboration Information and Inventions), and Ambrx shall have no rights in connection therewith. [***] As between the Parties, any recovery obtained in connection with or as a result of any action contemplated by this Section 7.4(f), whether by settlement or otherwise, shall be shall be retained solely by Merck. Merck shall also have the sole right, in its discretion, to handle any certification matter regarding any Merck Patent Rights pursuant to either 21 U.S.C. §§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions, or any similar provisions in a country in the Territory, and Ambrx shall have no rights in connection therewith.

7.5	Cooperation; Patent Term Restoration

The Parties agree to cooperate and to take reasonable actions to maximize the protections available under the safe harbor provisions of 35 U.S.C. 103(c) for U.S. patents/patent applications with respect to any patents/patent applications claiming any Collaboration Information and Invention. The Parties hereto shall provide reasonable assistance that either may reasonably request in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to (i) Ambrx Compound Patent Rights or (ii) other Ambrx Patent Rights claiming Collaboration Information and Inventions. In the event that elections with respect to obtaining such patent term restoration are to be made, Merck shall have the right to make the election and Ambrx agrees to abide by such election.

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ARTICLE 8

TERM AND TERMINATION

8.1	Term and Expiration

This Agreement shall be effective as of the Effective Date and unless terminated earlier pursuant to Sections 8.2 or 8.3 below, this Agreement shall continue in full force and effect on a Product-by-Product and country-by-country basis until expiration of all Merck royalty obligations hereunder with respect to such Product in such country. The period from the Effective Date until the date of expiration or earlier termination of this Agreement in its entirety, or as the case may be, until the date of the expiration or earlier termination of this Agreement in part with respect to a given Product on a country-by-country basis, shall be referred to herein as the “Term”.

8.2	Termination by Merck

Merck shall have the right to terminate this Agreement at any time and from time to time in its sole discretion [***]. Any termination under this Section 8.2 shall be accomplished by Merck giving ninety (90) days’ advance written notice to Ambrx (provided, however that Merck shall have the right to terminate this Agreement with respect to a given Product immediately upon written notice to Ambrx in the event that Merck has a safety or efficacy concern with respect to such Product (a “Safety/Efficacy Termination”)). In the event that this Agreement is terminated only with respect to a given Product and/or a given country and/or a given Research Program pursuant to this Section 8.2, then the effects of termination as set forth in Section 8.4 shall only apply with respect to such Product and/or such country and/or such Research Program, as applicable. For clarity, early discontinuance of a given Research Program under Section 2.8.2 shall not be considered a termination of this Agreement with respect to such Research Program pursuant to this Section 8.2.

8.3	Termination for Cause

8.3.1	Cause for Termination. This Agreement may be terminated at any time during the Term:

(a)

upon written notice by either Party if the other Party is in breach of its material obligations hereunder, and has not cured such breach within [***] days after notice requesting cure of the breach; provided, however, that in the event of a good faith dispute with respect to the existence of a material breach, the [***] day cure period shall be tolled until such time as the dispute is resolved pursuant to Section 10.6 hereof; provided further, however, that notwithstanding the foregoing, it is agreed that termination pursuant to this Section 8.3.1(a) shall be on a Product-by-Product and country-by-country basis to which the material breach relates, as applicable, and that the non-breaching Party cannot terminate this Agreement under this Section 8.3.1(a) with respect to non-affected Products and non-affected countries (and the effects of termination as set forth in Section 8.4

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shall only apply with respect to such terminated Product and such terminated country, as applicable); or

(b)	upon written notice by Merck if Ambrx materially fails to conduct a given Research Program in accordance with the terms of this Agreement (including with respect to a failure to comply with its diligence obligations under Section 2.2) or otherwise materially breaches any of its obligations with respect to a given Research Program, and Ambrx has not cured such breach within [***] days after notice requesting cure of the breach; provided, however, that notwithstanding the foregoing, it is agreed that termination pursuant to this Section 8.3.1(b) shall be on a Research Program-by-Research Program basis to which the breach relates, as applicable, and Merck cannot terminate this agreement under this Section 8.3.1(b) with respect to the non-affected Research Programs (and the effects of termination as set forth in Section 8.4 shall only apply with respect to such terminated Research Program) (provided that for clarity, the provisions of this Section 8.3.1(b) shall be without limitation to any rights of Merck under Section 8.3.1(a)); or

(c)	by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] days after the filing thereof; or

(d)	immediately upon written notice by either Party if the Research Program has terminated in its entirety and Merck has not exercised any of its Options within the time periods set forth in Section 3.6.

8.4	Effect of Termination

(a)	If Merck terminates this Agreement under Section 8.2: (i) Ambrx’s license pursuant to Section 3.1.2(b) shall survive such termination with respect to any Reversion Compounds (if any, as of the date of such termination) and Reversion Products (if any, as of the date of such termination) (subject to the payment obligations of Ambrx as set forth in Section 5.10 and subject to the provisions of Section 3.1.2(b)) (provided, however that this license shall not survive in the event of a Safety/Efficacy Termination with respect to such Reversion Compound or Reversion Product, and for clarity, in the event of such a Safety/Efficacy Termination, Ambrx’s licenses pursuant to Section 3.1.2(b) shall automatically terminate); and (ii) no later than [***] days after the effective date of any such termination, each Party shall return or cause to be returned to the other Party all Confidential Information received from the other Party and all copies thereof; provided, however, that each Party may retain any Confidential Information, substances, compositions and/or material provided by the other Party, as applicable, as are reasonably necessary for such Party’s continued practice under any licenses which survive such termination and may keep one copy of Confidential Information received from the other Party in its confidential files for record purposes.

(b)	If Merck terminates this Agreement under Section 8.3.1(a): (i) Merck’s licenses [***] for which an Option was exercised shall become perpetual, irrevocable licenses (provided, however, that Merck shall continue to be obligated to pay the milestone and royalty amounts under Sections 5.4 and 5.5 that would otherwise have been payable under the terms of this Agreement during its Term; provided further, however, that such amounts shall be reduced [***] Ambrx’s license pursuant to Section 3.1.2(b) shall survive such termination with respect to any Reversion Compounds (if any, as of the date of such termination) and Reversion Products (if any, as of the date of such termination) (subject to the payment obligations of Ambrx as set forth in Section 5.10 and subject to the provisions of Section 3.1.2(b)), and (iv) Ambrx shall, within [***] days after the effective date of such termination, return or cause to be returned to Merck all Confidential Information and all Merck substances or Merck compositions delivered or provided by Merck, as well as any other Merck material provided by Merck in any medium (provided, however, that Ambrx may retain any such Confidential Information, substances, compositions and/or material, as applicable, as are reasonably necessary for Ambrx’s continued practice under any licenses which survive such termination and Ambrx may keep one copy of Confidential Information received from Merck in its confidential files for record purposes).

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(c)	If Ambrx terminates this Agreement under Section 8.3.1(a), (i) Merck’s licenses pursuant to Sections 3.1.1(d) and 3.1.1(e) shall terminate, (ii) Ambrx’s license pursuant to Section 3.1.2(b) shall survive such termination with respect to any Reversion Compounds (if any, as of the date of such termination) and Reversion Products [***] and (iii) each Party shall, within [***] days after the effective date of such termination, return or cause to be returned to the other Party all Confidential Information of the other Party and all substances or compositions owned by the other Party delivered or provided by such other Party, as well as any other material owned by such other Party provided by such other Party in any medium [***]

(d)	If Merck terminates this Agreement with respect to a given Research Program under Section 8.3.1(b): (i) if Merck elects in writing (in its discretion) to Ambrx, then for purposes of this Agreement, it shall be treated as if [***] (ii) [***] provided, however, [***] provided further, however, [***] (iii) except with respect to [***] (iv) the provisions of [***] shall apply, and (v) Ambrx shall [***]

(e)	If this Agreement is terminated by either Party under Section 8.3.1(d), (i) Merck’s licenses pursuant to Sections 3.1.1(d) and 3.1.1(e) shall terminate, (ii) Ambrx’s license pursuant to Section 3.1.2(b) shall survive such termination with respect to any Reversion Compounds (if any, as of the date of such termination) and Reversion Products (if any, as of the date of such termination) (subject to the payment obligations of Ambrx as set forth in Section 5.10 and subject to the provisions of Section 3.1.2(b)), and each Party shall, within thirty (30) days after the effective date of such termination, return or cause to be returned to the other Party all Confidential Information of the other Party and all substances or compositions owned by the other Party delivered or provided by such other Party, as well as any other material owned by such other Party provided by such other Party in any medium (provided, however, that the receiving Party may retain any such Confidential Information, substances, compositions and/or material, as applicable, as are reasonably necessary for such Party’s continued practice under any licenses(s) which survive such termination and the receiving Party may keep one copy of Confidential Information received from the other Party in its confidential files for record purposes).

(f)

Notwithstanding the foregoing, upon termination of this Agreement by Merck pursuant to Section 8.2, or by Ambrx pursuant to Section 8.3.1(a), or by either Party pursuant to Section 8.3.1(d), if an Option has been exercised, the

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applicable licenses set forth in Sections 3.1.1(d) and 3.1.1(e) shall survive for a period of [***] in order for Merck and its Affiliates, sublicensees and distributors, at their discretion, during such [***] period immediately following the effective date of termination, to finish any Product related manufacturing work-in-progress and to sell any Products or Compound remaining in inventory, in accordance with the terms of this Agreement, in each case, utilizing such licenses (subject to the payment obligations of Merck as set forth in Section 5).

(g)	If this Agreement is terminated by Merck pursuant to Section 8.3.1(c), then the provisions of Section 8.4(b) shall apply, and in addition, if such termination is due to the rejection of this Agreement by or on behalf of Ambrx under Section 365 of the United States Bankruptcy Code (the “Code”), all licenses and rights to licenses granted under or pursuant to this Agreement by Ambrx to Merck are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code. The Parties agree that Merck, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code. The foregoing provisions of Section 8.4(g) are without prejudice to any rights Merck may have arising under the Code or other Applicable Law.

(h)	If this Agreement is terminated by Ambrx under Sections 8.3.1(a) or 8.3.1(c) with respect to a given Compound and/or Product, upon Ambrx’s written request:

(i) If this Agreement is so terminated by Ambrx under Sections 8.3.1(a) or 8.3.1(c) with respect to a given Compound and/or Product [***] then to the extent that Merck has [***] then Ambrx shall have [***]. In such event, Ambrx and Merck shall [***] as well as (x) [***] and (y) [***] provided, however, that Merck shall [***] and Ambrx shall [***].

(ii) For purposes of this subsection (h), [***] shall mean [***]; and [***] shall mean [***].

(i)	For clarity, if this Agreement is terminated only with respect to a given Product(s) and/or a given country(ies) and/or a given Research Program, as applicable, then the foregoing provisions of this Section 8.4 shall only apply with respect to such Product and/or such country and/or such Research Program, as applicable.

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8.5	Effect of Expiration or Termination; Survival

(a)	Upon expiration of the Term, (i) Merck’s licenses pursuant to Sections 3.1.1(d) and 3.1.1(e) with respect to any Compounds and Products as to which the applicable Option has been exercised (if any) shall become fully paid-up, perpetual, irrevocable licenses and (ii) Ambrx’s license pursuant to Section 3.1.2(b) shall survive such expiration with respect to any Reversion Compounds (if any, as of the date of such expiration) and Reversion Products (if any, as of the date of such expiration) (subject to the payment obligations of Ambrx as set forth in Section 5.10 and subject to the provisions of Section 3.1.2(b)).

(b)	Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Each Party shall pay all amounts then due and owing as of the expiration or termination date (and Ambrx shall reimburse Merck for any uncredited fees paid by Merck pursuant to the Research Program). Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including the obligation to pay royalties for Product(s) or Compound sold prior to such expiration or termination.

(c)	The provisions of Article 4 shall survive the expiration or termination of this Agreement and shall continue in effect for [***]. In addition, the provisions of Articles 1 (as necessary for the interpretation of other surviving provisions), 7 and 10, and Sections 2.6.1, 2.6.4, 2.7, 2.9 (other than the first sentence thereof), 2.12.5, 3.1.1(g), 3.1.2(b), 3.1.2(c), 3.7.2, 5.2.2, 5.7, 5.10, 6.4, 8.4, 9.1 through 9.4, and this 8.5 shall survive any expiration or termination of this Agreement.

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ARTICLE 9

INDEMNIFICATION; LIMITATION ON LIABILITY

9.1	Indemnification by Merck

Merck hereby agrees to indemnify, hold harmless and defend Ambrx, its Affiliates and their respective officers, directors, agents, employees, successors and assigns (collectively, the “Ambrx Indemnified Parties”) against any and all losses, costs, expenses, fees or damages arising out of or relating to claims, allegations, suits, actions or proceedings asserted by any Third Party, whether governmental or private, arising out of or relating to (i) the research, development, manufacture, use, sale or other disposition of Compounds and Products by Merck or its Affiliates or sublicensees under this Agreement, (ii) the breach of any of Merck’s covenants, representations or warranties under this Agreement, or (iii) the negligence or willful misconduct by Merck, its Affiliates or their respective officers, directors, agents or employees, in performing any obligations under this Agreement; provided, however, that Merck shall not be required to indemnify, hold harmless or defend any Ambrx Indemnified Party against any claim to the extent that Ambrx has an obligation to indemnify the Merck Indemnified Parties under clauses (iii) or (iv) of Section 9.2.

9.2	Indemnification by Ambrx

Ambrx agrees to indemnify, hold harmless and defend Merck, its Affiliates and their respective officers, directors, agents, employees, successors and assigns (collectively, the “Merck Indemnified Parties”) against any and all losses, costs, expenses, fees or damages arising out of or relating to claims, allegations, suits, actions or proceedings asserted by any Third Party, whether governmental or private, arising out of or relating to (i) the research, development, manufacture, use, sale or other disposition of Reversion Compounds and/or Reversion Products by Ambrx or its Affiliates or sublicensees, (ii) the research, development, manufacture or use of Compounds and/or Products by Ambrx or its Affiliates or sublicensees under this Agreement, (iii) the breach of any of Ambrx’s covenants, representations or warranties under this Agreement, or (iv) the negligence or willful misconduct by Ambrx, its Affiliates or their respective officers, directors, agents or employees, in performing any obligations under this Agreement; provided, however, that Ambrx shall not be required to indemnify, hold harmless or defend any Merck Indemnified Party against any claim to the extent that Merck has an obligation to indemnify the Ambrx Indemnified Parties under clauses (ii) or (iii) of Section 9.1.

9.3	Procedure

If either Party is seeking indemnification under Section 9.1 or 9.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such Section as soon as reasonably practicable after receiving notice of the claim (provided, however, any delay or failure to provide such notice shall not constitute a waiver or release of, or otherwise limit, the Indemnified Party’s rights to indemnification under, as applicable, Section 9.1 or 9.2, except to the extent that such delay or failure materially prejudices the Indemnifying

Party’s ability to defend against the relevant claims). The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party. The Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld. The Indemnified Party shall not settle or compromise any such claim without the prior written consent of the Indemnifying Party, which it may provide in its sole discretion. If the Parties cannot agree as to the application of Section 9.1 or 9.2 to any claim, pending resolution of the dispute pursuant to Section 10.6, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 9.1 or 9.2 upon resolution of the underlying claim.

9.4	Limitation of Liability

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES (INCLUDING LOST PROFITS) ARISING FROM OR RELATING TO THIS AGREEMENT (INCLUDING BREACH OF THIS AGREEMENT) OR THE EXERCISE OF ITS RIGHTS HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 9.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT (1) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 9.1 OR 9.2, OR (2) DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER Article 4.

9.5	Insurance

Each Party shall procure and maintain insurance, including product liability insurance (or self-insure), adequate to cover its obligations hereunder and which is consistent with normal business practices of prudent companies similarly situated at all times during which any Product or Reversion Product, as applicable, is being clinically tested with human subjects or commercially distributed or sold by such Party. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 9 or otherwise. Each Party shall provide the other Party with written evidence of such insurance upon request. Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation, non renewal or material change in such insurance or self insurance which materially adversely affects the rights of the other Party hereunder.

ARTICLE 10

MISCELLANEOUS

10.1	Force Majeure

Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent that such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

10.2	Assignment/Change of Control

Except as provided in this Section 10.2, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party. [***].

10.3	Severability

If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their good faith efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

10.4	Notices

All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Ambrx, to:	Ambrx, Inc.
10975 North Torrey Pines Road
La Jolla, CA 92037
Attn: Office of General Counsel

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Facsimile No.: (858) 453-9511

With a copy to:	Latham & Watkins, LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130
Attention: Faye H. Russell, Esq.
Facsimile No.: (858) 523-5450

If to Merck, to:	[***]
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or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered, if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch, if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing, if sent by mail.

10.5	Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the [***] and the patent laws of the United States, without reference to any rules of conflict of laws or renvoi.

10.6	Dispute Resolution

10.6.1	The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the

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breach thereof. If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not an “Excluded Claim” shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (“AAA”), and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

10.6.2	The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business: within thirty (30) days after initiation of arbitration, each Party shall select one person to act as arbitrator; and the two Party-selected arbitrators shall select a third arbitrator within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

10.6.3	Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

10.6.4	Except to the extent necessary to confirm an award or as may be required by Applicable Law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

10.6.5	The Parties agree that, in the event of a good faith dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

10.6.6	As used in this Section, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

10.7	Entire Agreement; Amendments

This Agreement together with the Schedules hereto contains the entire understanding of the Parties with respect to the subject matter hereof, including the Research Program and the licenses granted hereunder. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, with regard to the subject matter hereof, including the Research Program and/or the licenses granted hereunder, are superseded by the terms of this Agreement. The Schedules to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto.

10.8	Headings and Interpretation

The captions to the several Articles and Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, or Schedule or Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, or Schedule or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, (d) whenever any provision of this Agreement uses the term “including” (or “includes” or words of similar import), such term shall not be limiting and such term shall be deemed to mean “including without limitation” (or “includes without limitation”), (e) the word “or” shall not be construed as exclusive, and (f) references to any Articles or Sections include Sections and subsections that are part of the reference Article or section (e.g., a section numbered “Section 2.2.1” would be part of “Section 2.2.”, and references to “Article 2” or “Section 2.2.” would refer to material contained in the subsection described as “Section 2.2.2”).

10.9	Independent Contractors

It is expressly agreed that Ambrx and Merck shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Ambrx nor Merck shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

10.10	Waiver

The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party, whether of a similar nature or otherwise.

10.11	Cumulative Remedies

No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

10.12	Waiver of Rule of Construction

Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

10.13	Business Day Requirements

In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a business day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring business day.

10.14	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a scanned copy of this Agreement, including the signature pages hereto, will be deemed to be an original.

10.15	Further Actions

Each Party will execute, acknowledge and deliver such further instruments, and to do all such other ministerial, administrative or similar acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.16	No Third Party Rights

The provisions of this Agreement are for the exclusive benefit of the Parties, and no other person or entity shall have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party.

10.17	Expenses

Except as otherwise specifically provided in this Agreement, each Party (and its Affiliates) shall bear its own costs and expenses in connection with entering into this Agreement and the consummation of the transactions and performance of its obligations contemplated hereby.

10.18	Extension to Affiliates

Merck shall have the right to extend the rights, licenses, immunities and obligations granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to Merck. Merck shall remain fully liable for any acts or omissions of such Affiliates.

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IN WITNESS WHEREOF, the Parties have executed this Research Collaboration, Option and Exclusive License Agreement as of the date first set forth above.

MERCK SHARP & DOHME CORP.

By:	/s/ Barbara Yanni
Name:	Barbara Yanni
Title:	Vice President and Chief Licensing Officer

AMBRX, INC.

By:	/s/ John D. Diekman
Name:	John D. Diekman
Title:	Chairman of the Board

SIGNATURE PAGE TO RESEARCH COLLABORATION,

OPTION AND EXCLUSIVE LICENSE AGREEMENT

SCHEDULE 1.72

RESEARCH PLAN 1

[See Attached]

RESEARCH PLAN 1

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SCHEDULE 1.90

TARGET 1

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SCHEDULE 2.1.1

EXCLUDED TARGETS

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